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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

K12 INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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October 28, 2016

Dear Fellow Stockholders:

              On behalf of our Board of Directors, I cordially invite you to attend the 2016 Annual Meeting of Stockholders of K12 Inc. to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004-1304, on December 15, 2016, at 10:00 A.M., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying proxy materials.

              IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. We urge you to vote promptly, even if you plan to attend the Annual Meeting. Please vote electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares, or if you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card. Voting electronically, by telephone or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting. Thank you for your continued support of K12.

Sincerely,

Nathaniel A. Davis
Executive Chairman of the Board of Directors

K12 INC.

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 15, 2016

The annual meeting of stockholders of K12 Inc., a Delaware corporation (the "Company"), will be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004-1304, on Thursday, December 15, 2016, at 10:00 A.M., Eastern Time (the "Annual Meeting").

At the Annual Meeting, stockholders will be asked to:

  1.
  Elect nine directors to the Company's Board of Directors to serve for one-year terms;

  2.
  Consider and vote upon a non-binding advisory resolution approving the compensation of the named executive officers of the Company ("Say on Pay");

  3.
  Consider and vote upon a proposal to approve the 2016 Equity Incentive Award Plan;

  4.
  Consider and vote upon the ratification of the appointment of BDO USA, LLP, as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017;

  5.
  Consider and vote upon an amendment to the Company's Third Amended and Restated Certificate of Incorporation;

  6.
  Consider and vote upon a stockholder proposal regarding a report on lobbying activities and expenditures; and

  7.
  Act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The foregoing matters are described in more detail in the accompanying Proxy Statement. In addition, financial and other information about the Company is contained in the accompanying Annual Report to Stockholders for the fiscal year ended June 30, 2016 (the "Annual Report"), which includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 ("fiscal 2016"), as filed with the U.S. Securities and Exchange Commission (the "SEC") on August 9, 2016.

The Board of Directors has fixed the close of business on October 19, 2016, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Consequently, only stockholders of record at the close of business on October 19, 2016, will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed with these materials. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the proxy card and return it promptly in the envelope provided, which requires no postage if mailed in the United States. Alternatively, you may vote by telephone or via the Internet as instructed in these materials. If you are the record holder of your shares and you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

For admission to the Annual Meeting, all stockholders should come to the stockholder check-in table. Those who own shares in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the Record Date. Those who have beneficial ownership of stock through a bank or broker must bring account statements or letters from their banks or brokers indicating that they owned the Company's common stock as of the close of business on October 19, 2016. In order to vote at the meeting, those who have beneficial ownership of stock through a bank or broker must bring a legal proxy, which can be obtained only from the broker or bank.

By Order of the Board of Directors,
Howard D. Polsky Executive Vice President, General Counsel and Secretary

Herndon, VA
October 28, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on December 15, 2016:

The 2016 Proxy Statement and the 2016 Annual Report are available at: http://proxy.ir.k12.com.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
DECEMBER 15, 2016

This Proxy Statement and the accompanying proxy card and notice of Annual Meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of K12 Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004-1304, on Thursday, December 15, 2016, at 10:00 A.M., Eastern Time, and any adjournments or postponements thereof, which we refer to as the Annual Meeting. "K12," "we," "our," "us" and the "Company" each refer to K12 Inc. The mailing address of our principal executive offices is 2300 Corporate Park Drive, Herndon, VA 20171. This Proxy Statement, the accompanying proxy card and the notice of Annual Meeting will be made available on or about October 28, 2016, to holders of record as of the close of business on October 19, 2016 of our common stock, par value $0.0001 per share, which we refer to as our Common Stock.

VOTING SECURITIES

Record Date; Outstanding Shares; Shares Entitled to Vote

Our Board of Directors has fixed the close of business on October 19, 2016, as the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 40,659,472 shares of Common Stock issued and outstanding.

Holders of record of Common Stock on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Quorum and Vote Required

The presence, in person or by duly executed proxy, of stockholders representing a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is present: (i) a plurality of votes present in person or represented by proxy at the Annual Meeting is required to elect the members of the Board of Directors; and an affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting must approve (ii) the non-binding advisory resolution on executive compensation, (iii) the 2016 Equity Incentive Plan, (iv) the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017, or fiscal 2017,(v) the stockholder proposal regarding a report on lobbying activities and expenditures, and (vi) such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

To amend Article V of the Company's Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), as discussed in Proposal 5, the Certificate of Incorporation requires the affirmative vote of the holders of at least 66.67% of the outstanding voting power of the Company.

Voting; Proxies; Revocation

Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.

If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted:

  •
  FOR Proposal 1, the election of the Board of Director nominees named in this Proxy Statement;

  •
  FOR Proposal 2, the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company;

  •
  FOR Proposal 3, the approval of the Company's 2016 Equity Incentive Award Plan;

  •
  FOR Proposal 4, the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2017;

  •
  FOR Proposal 5, the approval of an amendment to the Company's Certificate of Incorporation;

  •
  AGAINST Proposal 6, a stockholder proposal regarding a report on lobbying activities and expenditures; and

  •
  In the discretion of the proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

A record holder who executes a proxy may revoke it before or at the Annual Meeting by: (i) delivering to our corporate secretary a written notice of revocation of a previously delivered proxy, with such notice dated after the previously delivered proxy; (ii) duly executing, dating and delivering to our corporate secretary a subsequent proxy; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to K12 Inc., Attn: General Counsel and Secretary, 2300 Corporate Park Drive, Herndon, VA 20171. If your shares of Common Stock are held in a brokerage account, you must follow your broker's instructions to revoke a proxy.

Abstentions and Broker Non-Votes

Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present but are not deemed a vote cast "For" or "Against" a given proposal, and therefore, are not included in the tabulation of the voting results. As such, abstentions, withheld votes and broker non-votes do not affect the voting results with respect to the election of directors. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of the outstanding Common Stock who are entitled to vote and are present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will also have the effect of a vote against the approval of the amendment to the Company's Certificate of Incorporation, as discussed in Proposal 5, which requires the affirmative vote of the holders of at least 66.67% of the outstanding voting power of the Company.

Proxy Solicitation

We are soliciting proxies for the Annual Meeting from our stockholders and we will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

The Company has retained MacKenzie Partners, Inc. to assist in obtaining proxies from shareholders for the Annual Meeting. The estimated cost of such services is $17,500, plus out-of-pocket expenses. MacKenzie Partners may be contacted at (800) 322-2885 or via email at proxy@mackenziepartners.com.

Business; Adjournments

We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.

If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person, or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL
MEETING AND THESE PROXY MATERIALS

The following addresses some questions you may have regarding the matters to be voted upon at the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement for additional information.

Why am I receiving this Proxy Statement?

The Company is soliciting proxies for the Annual Meeting. You are receiving a Proxy Statement because you owned shares of Common Stock at the close of business on October 19, 2016, the Record Date for the Annual Meeting, which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

Why is K12 calling the Annual Meeting?

We are calling the Annual Meeting and submitting proposals to stockholders of the Company to consider and vote upon Annual Meeting matters, including electing directors, a non-binding advisory vote on executive compensation, approval of our 2016 Equity Incentive Award Plan, ratifying the appointment of our independent registered public accounting firm, approval of an amendment to the Company's Certificate of Incorporation and a stockholder proposal regarding a report on lobbying activities and expenditures.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote FOR the election of nine directors nominated by our Board of Directors, FOR the Company's executive compensation, FOR approval of our 2016 Equity Incentive Award Plan, FOR the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2017, FOR approval of an amendment to the Company's Certificate of Incorporation and AGAINST the stockholder proposal regarding a report on lobbying activities and expenditures.

What do I need to do now?

After carefully reading and considering the information in this Proxy Statement, please complete, date, sign and promptly mail the proxy card in the envelope provided, which requires no postage if mailed in the United States, or vote electronically via the Internet or by telephone by following the instructions provided by your bank or broker.

May I vote in person?

Yes. If you were a stockholder of record as of the close of business on October 19, 2016, you may attend the Annual Meeting and vote your shares in person instead of returning your signed proxy card. However, we urge you to vote in advance even if you are planning to attend the Annual Meeting.

How do I vote if my shares are held in "street name" by my bank, broker or agent?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail your voting instructions as directed by your broker or bank to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If my shares are held in "street name" by a broker, will my broker vote my shares for me even if I do not give my broker voting instructions?

Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the election of directors, the approval of an equity incentive award plan, the approval of an amendment to the Company's Certificate of Incorporation or a proposal submitted by a stockholder). If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote" as to non-routine matters. Broker non-votes on non-routine matters will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. We encourage you to provide specific instructions to your broker by returning your proxy card or by voting electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. This ensures that your shares will be properly voted at the Annual Meeting.

Can I revoke my proxy and change my vote?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted at the Annual Meeting. If you are a stockholder of record, your proxy can be revoked in several ways: by timely delivery of a written revocation to our corporate secretary, by submitting another valid proxy bearing a later date or by attending the Annual Meeting and voting your shares in person, even if you have previously returned your proxy card.

When and where is the Annual Meeting?

The Annual Meeting will be held on December 15, 2016 at 10:00 A.M., Eastern Time, at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304.

Who can help answer my questions regarding the Annual Meeting or the proposals?

You may contact K12 to assist you with your questions. You may reach K12 at:

K12 Inc.
Attention: Investor Relations
2300 Corporate Park Drive
Herndon, VA 20171
(703) 483-7000

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
(800) 322-2885

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors oversees the management of the Company and its business for the benefit of our stockholders in order to enhance stockholder value over the long-term and to achieve its educational mission. The Board of Directors has adopted Corporate Governance Guidelines (the "Guidelines") to assist it in the exercise of its responsibilities. The Guidelines are reviewed annually and periodically amended as the Board of Directors enhances the Company's corporate governance practices. The Board of Directors has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The purpose of this code is to promote honest and ethical conduct for conducting the business of the Company consistent with the highest standards of business ethics. The Guidelines and Code of Business Conduct and Ethics are available on our website at www.K12.com under the Investor Relations-Governance section.

Our corporate governance and business conduct best practices include:

  •
  Regular executive sessions of non-management directors

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  All directors are independent except our Executive Chairman and our Chief Executive Officer

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  A lead independent director with delineated authority and responsibility

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  An over-boarding policy limiting other board service

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  Director and executive officer stock ownership guidelines

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  A policy prohibiting hedging, pledging and short sales of our stock by directors and employees

We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") regarding any amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website.

Board of Directors

Term of Office.    All directors of the Company serve terms of one year and until the election and qualification of their respective successors.

Attendance at Board and Committee Meetings and the 2015 Annual Meeting.    Our Board of Directors met nine times in person or telephonically during fiscal 2016. Each director attended at least 75% of the total Board and committee meetings to which they were assigned. Our policy with respect to director attendance at the annual meeting of stockholders is to encourage, but not require, director attendance. Two members of our Board of Directors attended our 2015 Annual Meeting of Stockholders: Mr. Davis and Mr. Engler. Our director attendance policy is included in our Corporate Governance Guidelines, which is available on our website at www.K12.com.

Communication with Directors.    Stockholders and other interested parties may communicate directly with our Board of Directors, individually or as a group, by sending an email to our General Counsel at OGC@K12.com, or by mailing a letter to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: General Counsel and Secretary. Our General Counsel will monitor these communications and provide summaries of all received communications to our Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, our General Counsel may decide to seek the more immediate attention of the appropriate committee of the Board of Directors, the Lead Independent Director or an individual director, or our management or independent advisors and will determine whether any response is necessary.

Director Independence

Our Board of Directors has affirmatively determined that each of our non-employee directors is "independent" as defined in the currently applicable listing standards of the New York Stock Exchange ("NYSE") and the rules and regulations of the Securities and Exchange Commission ("SEC"). Messrs. Davis and Udell are not independent under either NYSE or SEC rules because they are each an executive officer of the Company. If the nominees for the Board of Directors are duly elected at the Annual Meeting, then each of our directors, other than Messrs. Davis and Udell, will serve as an independent director on our Board of Directors as the term is defined in applicable rules of the NYSE and the SEC.

Board of Directors Leadership Structure

Our Board of Directors is comprised of independent, accomplished and experienced directors who provide advice and oversight of management to further the interests of the Company and its stockholders. Our governance framework provides the Board of Directors with the flexibility to determine an optimal organizational structure for leadership and engagement while ensuring appropriate insight into the operations and strategic issues of the Company. The Board of Directors has evaluated its leadership structure and determined that Mr. Davis should serve as Executive Chairman of the Board and that Mr. Reynolds should serve as Lead Independent Director.

Chairman.    Our Board of Directors elects a chairman from among the directors and determines whether to separate or combine the roles of chairman and chief executive officer based on what it believes best serves the needs of the Company and its stockholders at any particular time. Both approaches have been taken depending on the circumstances. The determination to appoint Mr. Davis as Executive Chairman was based on a number of factors that made him particularly well-suited for the role. These factors included his prior position as Executive Chairman and Chief Executive Officer, his prior service on the Board of Directors and its Compensation Committee, and his understanding of the Company's business and day-to-day operations, growth opportunities, challenges and risk management practices. This combination of Company experience and expertise enables Mr. Davis to provide strong and effective leadership to the Board of Directors and to ensure that the Board of Directors is informed of important issues. In consultation with our Lead Independent Director and the Chief Executive Officer, the Executive Chairman sets the agenda for the regular and special meetings of the Board of Directors, presides at the annual meeting of stockholders and performs such other functions and responsibilities as set forth in the Corporate Governance Guidelines, or as requested by the Board of Directors.

Lead Independent Director.    The role of the Lead Independent Director is to facilitate communications between the Executive Chairman and the independent directors and the committees of the Board of Directors. In doing so, the Lead Independent Director, Mr. Reynolds, serves as the liaison between the Board of Directors and the Executive Chairman, thereby giving guidance to management in meeting the objectives set by the Board of Directors and monitoring compliance with corporate governance policies. Additionally, the Lead Independent Director serves as a liaison between the Board of Directors and stockholders. The Lead Independent Director has the authority to call meetings of the independent directors and chairs executive sessions of the Board of Directors during which no members of management are present. These meetings are intended to provide the Lead Independent Director with information that he can use to assist the Executive Chairman to function in the most effective manner. The Board of Directors believes the Lead Independent Director provides additional independent oversight of executive management and Board matters.

Executive Sessions of the Board.    Our Board of Directors holds executive sessions without management directors or management present at each regularly scheduled meeting of the Board of Directors. The independent directors may also meet without management present at other times as requested by any independent director. As Lead Independent Director, Mr. Reynolds chairs the executive sessions of the Board of Directors.

Committees of the Board of Directors

As of the date of this Proxy Statement, membership on the Committees of the Board of Directors is as follows:

Chairperson               Member               Financial Expert

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Academic Committee

Craig R. Barrett

Guillermo Bron

Fredda J. Cassell

Adam L. Cohn

Nathaniel A. Davis

John M. Engler

Steven B. Fink

Jon Q. Reynolds, Jr.

Andrew H. Tisch

The standing committees of our Board of Directors are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Academic Committee.

Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Mr. Fink, who serves as the Chairman, Mr. Bron and Ms. Cassell. Our Board of Directors has determined that each of Messrs. Fink and Bron and Ms. Cassell qualify as independent directors under the applicable NYSE listing requirements and SEC regulations.

The Audit Committee met seven times during fiscal 2016. The meetings to review the Company's quarterly and annual periodic filings with the SEC each include at least two separate sessions (which together count as only one meeting). Mr. Fink engaged in routine separate communications with the Company's external auditors and Chief Financial Officer, held the required executive sessions at each meeting, and requested participation by outside counsel, as needed. The Audit Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board of Directors, each of whom satisfies the requirements of independence and financial literacy. In addition, our Board has determined that Messrs. Fink and Bron and Ms. Cassell are each an audit committee financial expert as that term is defined under the Exchange Act. Under its charter, the responsibilities of the Audit Committee include:

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  discussing with our independent registered public accounting firm the conduct of the annual audit, the adequacy and effectiveness of our accounting, the effectiveness of internal control over financial reporting, and applicable requirements regarding auditor independence;

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  approving the audited financial statements of the Company to be included in our Annual Report on Form 10-K;

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  reviewing and recommending annually to our Board of Directors the selection of an independent registered public accounting firm;

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  pre-approving all audit and non-audit services and fees associated with our independent registered public accounting firm; and

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  reviewing and discussing with management significant accounting matters and disclosures.

In addition, our Corporate Governance Guidelines provide that members of the Audit Committee may not serve on the audit committees of more than two other companies at the same time as they serve on our Audit Committee.

Compensation Committee

The Compensation Committee consists of Mr. Cohn, who serves as the Chairman, and Messrs. Fink and Reynolds. Our Board of Directors has determined that each of Messrs. Cohn, Fink and Reynolds qualify as independent directors within the meaning of the applicable NYSE listing requirements and SEC regulations.

The Compensation Committee met nine times during fiscal 2016. The Compensation Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. These include:

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  reviewing the compensation philosophy of our Company;

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  reviewing, approving and recommending corporate goals and objectives relating to the compensation of our Executive Chairman and our CEO and, based upon an evaluation of the achievement of these goals, recommending to the Board of Directors our Executive Chairman and our CEO's total compensation;

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  reviewing and approving salaries, bonuses and other forms of compensation for our other executive officers, including without limitation stock options, restricted shares, and other forms of equity compensation;

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  considering and adopting changes to our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits; and

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  performing such duties and exercising such authority as may be assigned by the Board of Directors, including under the terms of our equity incentive and bonus plans.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Tisch, who serves as the Chairman, and Messrs. Bron and Engler. Our Board of Directors has determined that each of Messrs. Tisch, Bron and Engler qualify as independent directors within the meaning of the applicable NYSE listing requirements and SEC regulations. Our Board of Directors has adopted Corporate Governance Guidelines which are available on our website at www.K12.com.

The Nominating and Corporate Governance Committee met two times during fiscal 2016. The Nominating and Corporate Governance Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. Under its charter, the Nominating and Corporate Governance Committee has the authority to nominate persons to stand for election and to fill vacancies on our Board of Directors. The Nominating and Corporate Governance Committee may consider the following criteria, as well as any other factors it deems appropriate, in recommending candidates for election to our Board of Directors:

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  personal and professional integrity, ethics and values;

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  experience in corporate management, such as serving as an officer or former officer of a publicly-traded company, and a general understanding of marketing, finance, operations, governance and other elements relevant to the success of the Company in today's business and regulatory environment;

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  experience in the field of education policy and administration;

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  service as a board member of another publicly-traded company; and

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  practical and mature business judgment, including ability to make independent analytical inquiries.

For fiscal year 2017, the Board amended its Corporate Governance Guidelines to include consideration of diversity in identifying director nominees. The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board of Directors will possess a mix of the appropriate backgrounds, talent, gender, race, perspectives, skills and expertise to oversee the Company's business. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided such recommendations are submitted in writing not later than the close of business on the 90th day, or earlier than the close of business on the 120th day, prior to the anniversary of the preceding year's annual meeting of the stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company's proxy statement. Recommendations should be submitted to the corporate secretary of the Company at K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: General Counsel and Secretary. The Nominating and Corporate Governance Committee will consider the criteria set forth above and other relevant information when evaluating director candidates recommended by stockholders.

Academic Committee

The Academic Committee consists of Dr. Barrett, who serves as the Chairman, and Messrs. Davis and Engler. The primary role of the Academic Committee is to make recommendations and assist management in discharging its responsibility to ensure continuous improvement in academic outcomes for the students and schools we serve.

The Academic Committee has a charter, available on our website at www.K12.com, setting forth the structure, powers and responsibilities of the Academic Committee. Members of the Academic Committee participated in three meetings of the Company's Educational Advisory Committee. Under its charter, the responsibilities of the Academic Committee include:

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  monitoring the effectiveness of the Company's education products and services;

  •
  evaluating and implementing recommendations of the Company's Educational Advisory Committee; and

  •
  making recommendations to the Board of Directors and management to ensure continuous improvement in academic outcomes for the public and private schools served by the Company.

Risk Management

Our Board of Directors believes full and open communication with management is essential for effective enterprise risk management and oversight. Members discuss strategy and risks facing the Company with our Executive Chairman, our CEO and our senior management at meetings of our Board of Directors or when members of our Board of Directors seek to focus on a particular area of risk, such as meeting state academic accountability standards at the schools we manage, ensuring the privacy of student information, compliance with state regulatory and reporting requirements or information technology cyber-security protections and preparedness. Because our Executive Chairman and our CEO also set the agenda for the Board of Directors meetings, each functional division of the Company can identify risk-related topics that may require added attention, such as evolving state curriculum standards, student engagement and retention, education technology, legal and policy matters, and information security. Each quarter, our Executive Chairman and our CEO also present an assessment of the strategic, financial and operational issues facing the Company, which includes a review of associated risks and opportunities.

Management is responsible for identifying, prioritizing, remediating and monitoring the day-to-day management of risks that the Company faces, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of enterprise risk management. In fiscal 2016, the Audit Committee continued to work directly with a major independent accounting firm to support the Company's internal audit function in risk management. This combination provides us with the focus, scope, expertise and continuous attention necessary for effective risk management.

While our Board of Directors is ultimately responsible for risk oversight, three of its committees concentrate on specific risk areas.

  •
  The Audit Committee oversees financial reporting and internal controls, and discusses with management the Company's policies with respect to those matters. This includes various risk management reports prepared by our internal audit department and provided to our Audit Committee on a quarterly basis. In addition, our Audit Committee assists the Board of Directors in the oversight of legal risk management. In June 2013, the Board of Directors approved the charter of a Legal Compliance and Ethics Committee (consisting of senior management members) to implement and maintain a Legal and Compliance Ethics Program, which includes a Chief School Compliance Officer within the Office of the General Counsel. The Legal Compliance and Ethics Committee is tasked with providing semi-annual reports to the Audit Committee on the Company's legal risks and compliance-related matters in the schools we serve.

  •
  Our Compensation Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and retains outside compensation and legal experts for that purpose, as further explained in the Compensation Committee's Report which begins on page 58.

  •
  Finally, our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization, membership and structure of the Board of Directors, succession planning for our directors and corporate governance.

Director Compensation for Fiscal 2016

In fiscal 2016, pursuant to our Amended Non-Employee Directors Compensation Plan ("Directors Compensation Plan"), our non-employee directors received annual cash retainers for service on the Board of Directors and assigned committees and annual restricted stock awards. Messrs. Davis and Udell, our Executive Chairman and Chief Executive Officer, respectively, received no additional compensation for their service on our Board of Directors.

Pursuant to the terms of the Directors Compensation Plan, each non-employee director receives an annual cash retainer of $50,000 and an additional $5,000 for each committee on which the non-employee director serves. For service as the Chairman of a Board committee, an additional annual cash retainer is provided in the following amounts:

Committee	Additional Cash Retainer

Audit	$20,000

Compensation	$15,000

Nominating and Corporate Governance	$10,000

Academic	$5,000

The retainer for service on the Audit Committee includes attendance at up to five Audit Committee meetings. Should the Audit Committee meet more than five times per year, members receive an additional fee of $1,500 per meeting attended.

The Directors Compensation Plan also provides for annual restricted stock awards for each non-employee director, valued at $100,000 as of the grant date (prorated for a partial year of service), with the shares underlying such awards vesting in equal annual installments over a period of three years. The restricted stock awards were granted on January 4, 2016.

The following table sets forth the compensation paid to our non-employee directors for their services during fiscal 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

Craig R. Barrett (2)	55,000	100,000	155,000

Guillermo Bron (3)	65,500	100,000	165,500

Fredda J. Cassell (4)	58,000	100,000	158,000

Adam L. Cohn (5)	60,000	100,000	160,000

John M. Engler (6)	57,500	100,000	157,500

Steven B. Fink (7)	78,000	100,000	178,000

Mary H. Futrell (8)	30,000	—	30,000

Jon Q. Reynolds, Jr. (9)	57,500	100,000	157,500

Andrew H. Tisch (10)	65,000	100,000	165,000

(1)
Represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. On January 4, 2016, each non-employee director serving on such date received an award of 11,696 shares of restricted stock that vest in equal installments on an annual basis over a period of three years.

(2)
As of June 30, 2016, Dr. Barrett held 18,981 unvested restricted shares.

(3)
As of June 30, 2016, Mr. Bron held 18,981 unvested restricted shares and 7,000 vested options granted on May 7, 2009.

(4)
As of June 30, 2016, Ms. Cassell held 18,287 unvested restricted shares.

(5)
As of June 30, 2016, Mr. Cohn held 18,981 unvested restricted shares.

(6)
As of June 30, 2016, Mr. Engler held 18,981 unvested restricted shares.

(7)
As of June 30, 2016, Mr. Fink held 18,981 unvested restricted shares and 7,000 vested options granted on May 7, 2009.

(8)
Dr. Futrell did not stand for re-election at the 2015 Annual Meeting of Stockholders and her term on the Board of Directors ended at the conclusion of such Annual Meeting. The amount of fees shown represents a pro-rated portion of Dr. Futrell's annual retainer based on her partial year of service. Dr. Futrell was not granted a restricted stock award for fiscal 2016. Dr. Futrell continues to serve on the Company's Educational Advisory Committee, which works in conjunction with the Board's Academic Committee and, as of June 30, 2016, held 7,285 restricted shares and 7,000 vested options granted on May 7, 2009.

(9)
As of June 30, 2016, Mr. Reynolds held 18,981 unvested restricted shares.

(10)
As of June 30, 2016, Mr. Tisch held 18,981 unvested restricted shares and 10,000 vested options granted on May 7, 2009.

Please see the Security Ownership of Certain Beneficial Owners and Management table starting on page 79 for additional information on the beneficial ownership of the Company's common stock by each of our directors.

Director Stock Ownership Guidelines

The Company encourages directors to purchase shares of the Company's common stock and to maintain a minimum ownership level during his or her tenure to foster alignment with our investing stockholders. To reinforce this objective, in early fiscal 2017 we adopted minimum director stock ownership guidelines for all of our non-management directors. Pursuant to those guidelines, these directors must hold shares of the Company's stock equal to the lesser of: (i) shares having a value equal to three times the annual cash retainer paid to non-management directors for board service or (ii) 15,000 shares. Non-management directors must be in compliance with this policy by September 28, 2021 or five years after they begin Board service, whichever date is later.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten members: Messrs. Guillermo Bron, Adam L. Cohn, Nathaniel A. Davis, John M. Engler, Steven B. Fink, Jon Q. Reynolds, Jr., Andrew H. Tisch, Stuart J. Udell, Ms. Fredda J. Cassell, and Dr. Craig R. Barrett, although there are only nine director nominees standing for election. In October 2016, Mr. Cohn expressed his intention to retire from the Board of Directors and accordingly his term will end at the conclusion of the 2016 annual meeting. Mr. Cohn confirmed to the Board that his determination to not stand for re-election is not the result of any disagreement with the Company relating to its operations, policies or practices.

The term of office of each member of our Board of Directors expires at the Annual Meeting, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death, or removal from office. Each year, the stockholders will elect the members of our Board of Directors to a one-year term of office.

Upon the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has approved the nomination of nine directors, Messrs. Bron, Davis, Engler, Fink, Reynolds, Tisch, Udell Ms. Cassell, and Dr. Barrett, for election at the Annual Meeting to serve until the next annual meeting of the stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office).

Our Board of Directors has no reason to believe that the persons listed below as nominees for directors will be unable or decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors. Nominees for election to the Board of Directors shall be elected by a plurality of votes present in person or by proxy at the annual meeting and entitled to vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Set forth below are the names and other information pertaining to each person nominated to the Board of Directors.

Craig R. Barrett, Age 77

Dr. Barrett joined us as a director in September 2010 and currently serves as Chairman of our Academic Committee. He served as Chairman and Chief Executive Officer of Intel Corporation, which he joined in 1974, until his retirement in 2009. Prior to Intel Corporation, Dr. Barrett was a member of the Department of Materials Science and Engineering faculty of Stanford University. Dr. Barrett currently serves as Co-Chairman of Achieve, Inc., an independent, bipartisan, non-profit education reform organization; Chairman of Change the Equation, an organization promoting widespread literacy in science, technology, engineering and math (STEM); President and Chairman of BASIS Schools, Inc.; Vice Chair of the Science Foundation Arizona; and Co-Chairman of the Business Coalition for Student Achievement. Dr. Barrett holds B.S., M.S. and Ph.D. degrees in Materials Science from Stanford University. Dr. Barrett was selected as a director because of his deep knowledge and experience in information technology innovation, as well as his global, operational, and leadership experience as Chairman and Chief Executive Officer of Intel Corporation. He also brings a unique perspective to the Board of Directors from his tenure as a professor and his volunteer work and support of numerous educational organizations.

Guillermo Bron, Age 64

Mr. Bron joined us as a director in July 2007, and currently serves as a member of our Nominating and Corporate Governance Committee and our Audit Committee. Mr. Bron is a Managing Director at Pine Brook Road Partners, LLC, an investment firm, and served as a Managing Director of Acon Funds Management LLC, a private equity firm, from 2006 to 2012. Mr. Bron has also served as Chairman and a director of United Pan Am Financial Corp. (UPFC) since 1994, and he served as a director of Pan American Bank, FSB (Pan American), a former wholly- owned subsidiary of UPFC, from 1994 to 2005. Mr. Bron has served as Chairman of idX Corporation since 2008, and from 2000 to 2002, Mr. Bron was a director of Telemundo Group, Inc. From 1994 to 2003, Mr. Bron was an officer, director and principal stockholder of a general partner of Bastion Capital Fund, L.P., a private equity investment fund primarily focused on the Hispanic market. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert. Mr. Bron holds a B.S. in Electrical Engineering and Management from Massachusetts Institute of Technology and an M.B.A. from Harvard University. Mr. Bron was selected as a director because of his extensive executive leadership and international experience, as well as his expertise in investment banking and capital markets, which enables him to bring valuable insights to the Board of Directors in the areas of finance and strategy. The Board of Directors also benefits from his prior experience as a public company director and audit committee member.

Fredda J. Cassell, Age 61

Ms. Cassell joined us as a director in May 2014, and is a member of our Audit Committee. Ms. Cassell was with PricewaterhouseCoopers LLP for 32 years, having been a partner with the firm from 1992 until her retirement in June 2012. Ms. Cassell is a CPA, received her B.A. from Washington University in St. Louis and holds an M.B.A. from Washington University's John M. Olin School of Business. She previously served on the Board of Directors of the United Hospital Fund and was a member of its Audit Committee. Ms. Cassell was selected as a director because she is a highly accomplished senior executive. Ms. Cassell also possesses experience and expertise working with senior management of both public and private multinational companies in many industries, dealing extensively with complex technical accounting matters, acquisitions and divestitures, financial reporting, and internal control over financial reporting.

Nathaniel A. Davis, Age 62

Mr. Davis joined us as a director in July 2009 and has served as our Chairman since June 2012. In January 2013, he became our Executive Chairman, and in January 2014, Mr. Davis was appointed to be our Chief Executive Officer, serving in that role through February 2016. He also is a member of our Academic Committee. Prior to joining the Company, he served as the managing director of RANND Advisory Group from 2003 until December 2012. Previously, Mr. Davis worked for XM Satellite Radio from June 2006 to November 2008, serving as President and then Chief Executive Officer until the company's merger with Sirius Radio. He also served on the XM Satellite Radio board from 1999 through 2008. From 2000 to 2003, Mr. Davis was President and Chief Operating Officer, and board member of XO Communications Inc. Mr. Davis has also held senior executive positions at Nextel Communications (EVP, Network and Technical Service), MCI Telecommunications (Chief Financial Officer) and MCI Metro (President and Chief Operating Officer). Since 2011, Mr. Davis has served as a director of Unisys Corporation and RLJ Lodging Trust. Mr. Davis has also previously served on the board of several public and private firms including Mutual of America Capital Management Corporation, Charter Communications and Telica Switching. Mr. Davis received an M.B.A. from the Wharton School of the University of Pennsylvania, an M.S. in Engineering Computer Science at the Moore School of the University of Pennsylvania, and a B.S. in Engineering from Stevens Institute of Technology. Mr. Davis was selected as a director based on his strong record of executive management, finance and systems engineering skills, as well as his insight into the considerations necessary to run a successful, diverse global business. The Board of Directors also benefits from his previous service on other public company boards and his experience in accounting and financial reporting.

John M. Engler, Age 68

Mr. Engler joined us as a director in October 2012 and is a member of our Nominating and Corporate Governance Committee and our Academic Committee. He has served as President of the Business Roundtable since January 2011. From 2004 to 2011, Mr. Engler was the President and Chief Executive Officer of the National Association of Manufacturers. He was President of State and Local Government and Vice President of Government Solutions for North America for Electronic Data Systems Corporation from 2003 to 2004. Mr. Engler served as Michigan's 46th governor for three terms from 1991 to 2003. He has served on the board of directors of Universal Forest Products Inc. since 2003 and is a member of its Compensation Committee. He is also a director of Munder Capital Management. Previously, Mr. Engler was a director of Northwest Airlines from 2003 to 2008, a director of Dow

Jones & Company, Inc. from 2005 to 2007, and a director of Delta Airlines from 2008 to 2012. Mr. Engler holds a B.S. in Agricultural Economics from Michigan State University and a J.D. from the Thomas M. Cooley Law School. Mr. Engler was selected as a director because of his executive and legislative expertise as a state governor, including working with state education budgets, and for his business experience. The Board of Directors also benefits from Mr. Engler's perspective as a director of numerous public companies and as a member of their audit committees.

Steven B. Fink, Age 65

Mr. Fink joined us as a director in October 2003 and currently serves as Chairman of our Audit Committee and is a member of our Compensation Committee. Mr. Fink the Deputy Chairman of Heron International and a Director of the Foundation of the University of California, Los Angeles. Mr. Fink served as a director of Nobel Learning Communities, Inc. from 2003 to 2011 and as Chairman of the Board of Life Storage, LLC from 2013 to 2016. In addition, Mr. Fink is a member of the Board of the Smithsonian National Museum of American History, the Board of the Herb Ritts Foundation, and is a member of The J. Paul Getty Photographs Council. From 1999 to 2009, Mr. Fink served as a director of Leapfrog, Inc. and its Chairman from 2004 to 2009. From 2000 to 2008, Mr. Fink was the Chief Executive Officer of Lawrence Investments, LLC. Mr. Fink has also previously served as Chairman and Chief Executive Officer of Anthony Manufacturing, Chairman and Managing Director of Knowledge Universe and Chairman and Chief Executive Officer of Nextera. Mr. Fink holds a B.S. in Psychology from the University of California, Los Angeles and a J.D. and an L.L.M. from New York University. Mr. Fink was selected as a director based on his significant experience in operations and financial oversight gained as serving as director or chairman for various public and private companies in addition to his membership on various company audit committees which enables him to contribute significantly to the financial oversight, risk oversight and governance of the Company.

Jon Q. Reynolds, Jr., Age 48

Mr. Reynolds joined us as a director in April 2011 and became the Lead Independent Director in January 2013. He also currently serves as Chairman of our Compensation Committee. In 1999, Mr. Reynolds became a General Partner at Technology Crossover Ventures, or TCV, a private equity and venture capital firm that he joined in 1997. Prior to joining TCV, Mr. Reynolds was an Associate with General Atlantic Partners, a private equity firm focused on late stage software and service businesses. Before joining General Atlantic Partners, Mr. Reynolds was a member of the mergers and acquisitions group at Lazard Freres & Co., where he focused on the technology and telecommunication industries. Mr. Reynolds holds an A.B. degree from Dartmouth College and an M.B.A. from Columbia Business School. Mr. Reynolds serves as a director of OSIsoft, LLC, IQMS, OneSource Virtual, Inc., and Webroot Software, Inc., none of which are publicly-traded companies. Mr. Reynolds was nominated as a director because of his experience in mergers and acquisitions and as a director of other public companies. Additionally, his experience as an active investor in numerous software and online education companies and extensive relationships throughout our industry will benefit the Board of Directors and the Company.

Andrew H. Tisch, Age 67

Mr. Tisch joined us as a director in August 2001 and served as Chairman of the Board of Directors from May 2007 to June 2012. He currently is a member of our Nominating and Corporate Governance Committee. Since 1985, Mr. Tisch has been a director of Loews Corporation, and is Co-Chairman of its board, Chairman of its executive committee and, since 1999, has been a member of its Office of the President. Mr. Tisch has also served as a director of three subsidiaries of Loews Corporation: Diamond Offshore Drilling, Inc. since 2011, CNA Financial Corporation since 2006, and Boardwalk Pipeline Partners, LP since 2005. Mr. Tisch previously served as a director of Bulova Corporation from 1979 to 2008 and as a director of Lord & Taylor from 2006 to 2008. Mr. Tisch engages in numerous public service activities including serving as a member of the Board of Overseers and executive committee member of Weill Cornell Medicine, trustee of the Brookings Institution, and as a member of the Dean's Advisory Board at the Harvard Business School. Mr. Tisch holds a B.S. in Hotel Administration from Cornell University and an M.B.A. from Harvard University. Mr. Tisch was selected as a director because of his extensive experience having served as president or chairman of various multinational companies over his career in addition to his membership on various boards of public companies which allows him to provide the Board of Directors with leadership and a variety of perspectives on important strategic and governance issues. The Board of Directors also benefits from his involvement in higher education and non-profit organizations.

Stuart J. Udell, Age 49

Mr. Udell joined us as a director and as Chief Executive Officer in February 2016. Mr. Udell brings significant strategic and operational experience to K12 in the education industry. Most recently, Mr. Udell served as Executive Chairman (from 2015-2016) and Chief Executive Officer (from 2010-2015), of Catapult Learning, LLC, a privately-held provider of instructional services, professional development, and operator of schools. Prior to joining Catapult Learning, from 2009-2010, Mr. Udell was the President of Postsecondary Education at The Princeton Review. He was concurrently, from 2007-2010, the Chief Executive Officer of Penn Foster Inc., a global leader in high school and career-focused online learning, which was acquired by The Princeton Review. Mr. Udell spent 11 years at Kaplan, most recently as President of Kaplan K12 Learning Services (from 2002-2007), where he built the K-12 school division. From 1997-2001, Mr. Udell was President of the School Renaissance Institute, the training, publishing, and research subsidiary of Renaissance Learning Inc. Mr. Udell has served the last 13 years on the board of directors of the National Dropout Prevention Center/Network at Clemson University. Mr. Udell holds a MBA from Columbia University and a BS from Bucknell University.

RETIRING DIRECTOR

Mr. Cohn has expressed his intention not to stand for re-election to the Board of Directors at the 2016 annual meeting. We express our appreciation to Mr. Cohn for his service to the Company.

Adam L. Cohn, Age 45

Mr. Cohn joined us as a director in February 2013 and is Co-CEO of Stone Canyon Industries LLC ("SCI"), a company he co-founded in September of 2014. SCI is a holding company that owns and invests in operating companies around the world. Mr. Cohn serves on the board of directors of SCI, Fleischmann's Vinegar Company and FLY Wheel Sports, each a privately-held company in which SCI invests. In addition, he is a partner at Knowledge Universe, or KU, where he is head of mergers and acquisitions and business development for KU and its portfolio companies. Mr. Cohn has been employed by KU since March of 2000. Prior to joining KU, he was a senior associate with Whitney & Co., a leading private equity firm. At Whitney & Co., he was responsible for sourcing and executing transactions for the Whitney Mezzanine Fund. Prior to Whitney & Co., Mr. Cohn was an investment banker in the Financial Sponsors Group at Bankers Trust Company and Deutsche Bank. He has a B.S. in business from Skidmore College and an M.B.A. from Columbia University.

Executive Officers

Set forth below is biographical information for each of our current executive officers who is not also a director.

Allison B. Cleveland, Executive Vice President of School Management and Services, Age 43

Ms. Cleveland joined us in October 2002 and serves as Executive Vice President of School Management and Services. During her time at K12, Ms. Cleveland has been instrumental in building the managed public school line of business. Most recently, she served as the Senior Vice President of School Services, overseeing academic and operational services in the managed public schools. Prior to that, Ms. Cleveland was the Regional Vice President of the Southern Region, responsible for schools in the Southeast portion of the United States. In her early years at K12, Ms. Cleveland worked in support of new school start-up and school operations, where she was responsible for the successful launch of K12 Virtual Academies throughout the country. Ms. Cleveland began her career at Andersen Consulting, where she focused on clients in the telecommunications industry and government. She holds a BSE in Biomedical and Electrical Engineering from Duke University and an MBA and MA in Education from Stanford University. Ms. Cleveland currently serves as a Director for the Foundation for Blended and Online Learning.

Lynda B. Cloud, Executive Vice President, Products, Age 49

Ms. Cloud joined us in September 2014 and serves as Executive Vice President, Products. As the head of K12's Curriculum and Products organization, she oversees the development and delivery of all program content and customer-facing technologies, and drives the product strategy and results across all areas of the business. Prior to joining K12, she was with Pearson Publishing for more than 20 years, where she held senior leadership positions in Product Development, Marketing, and Product Management. In her role as General Manager, she drove strategy for the company's print and digital properties in the North American educational market. She holds a BA in English/Elementary Education from Susquehanna University.

Howard D. Polsky, Executive Vice President, General Counsel and Secretary, Age 65

Mr. Polsky joined us in June 2004, and serves as Executive Vice President, General Counsel and Secretary. Mr. Polsky previously held the position of Vice President and General Counsel of Lockheed Martin Global Telecommunications from 2000 to 2002. Prior to its acquisition by Lockheed Martin, Mr. Polsky was employed by COMSAT Corporation from 1992 to 2000, initially serving as Vice President and General Counsel of COMSAT's largest operating division, and subsequently serving on the executive management team as Vice President of Federal Policy and Regulation. From 1983 to 1992, Mr. Polsky was a partner at Wiley, Rein & Fielding, and was an associate at Kirkland & Ellis from 1979 to 1983. Mr. Polsky began his legal career at the Federal Communications Commission. He received a B.A. in Government from Lehigh University and a J.D. from Indiana University. Mr. Polsky currently serves as a member of the Advisory Board to the Lehigh University College of Arts and Science.

James J. Rhyu, Executive Vice President and Chief Financial Officer, Age 46

Mr. Rhyu joined us in June 2013 and serves as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Rhyu served as Chief Financial Officer and Chief Administrative Officer of Match.com, a subsidiary of publicly traded IAC/InterActiveCorp, since June 2011. In those roles, he was responsible for overseeing a broad range of functions, including finance, human resources, legal, information technology and operations, certain international operations and product development. Prior to his roles at Match.com, Mr. Rhyu was a Senior Vice President of Finance at Dow Jones & Company from January 2009 until May 2011, where he ran the global financial function. Previously, Mr. Rhyu served for three years as the Corporate Controller of Sirius XM Radio Inc. and its predecessor company, XM Satellite Radio, as well as serving in the same role for Graftech International. Mr. Rhyu also served six years as an auditor with Ernst & Young LLP in the United States and South America. Mr. Rhyu holds a B.S. from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the London Business School.

Joseph P. Zarella, Executive Vice President, Business Operations, Age 57

Mr. Zarella joined us in October 2014, and serves as Executive Vice President, Business Operations, leading the Company's marketing organization, information technology organization, enrollment and customer care operations, as well as contract provisioning, billing and collections functions. Mr. Zarella has more than 20 years of successful customer service, sales and marketing operations, and information technology management experience. Prior to joining the Company, Mr. Zarella served as Chief Service Officer for SiriusXM Satellite Radio and its predecessor company, XM Satellite Radio, since 2006. In this role, he led the Company's sales, marketing, customer service and retention operations. Before joining XM Satellite Radio, he served at Constellation NewEnergy as Managing Director of Operations, where he was responsible for setting the corporate operations consolidation strategy. Prior to that, he was Vice President of Revenue Operations for XO Communications for six years, which followed after more than ten years' experience at MCI Communications serving as Vice President of Financial Operations and holding several executive operations leadership positions. Mr. Zarella holds a B.S. in Information Systems from the University of Massachusetts, and an M.B.A. in International Finance from the University of Dallas.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about our fiscal 2016 compensation for the following named executive officers (our "NEOs"):

  •
  Nathaniel A. Davis, Executive Chairman
  •
  Stuart J. Udell, Chief Executive Officer
  •
  James J. Rhyu, EVP and Chief Financial Officer
  •
  Howard D. Polsky, EVP, General Counsel and Secretary
  •
  Allison Cleveland, EVP, School Management and Services
  •
  Joseph P. Zarella, EVP, Business Operations

Executive Summary

Since our inception, we have offered online educational services and software designed to facilitate individualized learning for students in kindergarten through 12th grade. As we continue to invest in our curriculum, academic support programs, and learning platforms to respond to the unique needs of the schools, students and families we serve, our mission and vision is to transform learning for every student and to become the trusted leader in education innovation. Following operational performance challenges in fiscal 2015, we initiated a shift in our strategic focus from a growth-motivated organization to a business model built upon sustained corporate development and student academic success. This transformation continued into fiscal 2016 as we position ourselves to drive and effectively execute this fundamental evolution in strategy.

Our executive leadership structure and compensation plans and programs are not immune to the consequences of a redefined business strategy and have necessarily been re-evaluated and modified based on experience and results. Specifically, fiscal 2016 saw a restructuring of our executive leadership team to bring it into closer alignment with individual expertise, accountability and division of authority to more effectively address our financial, operational and student academic needs. In addition, following disappointing results on our annual advisory vote on executive compensation for fiscal 2015, we engaged in meaningful dialogue with our stockholders to identify and address their primary concerns regarding our executive compensation programs and practices. Informed by these conversations, we pursued additional adjustments to build upon the redesign of our executive compensation program that began in fiscal 2015 and implemented a series of reforms to ensure that our pay practices mirror our pay for performance philosophy. We are optimistic that the strategic shift in our business strategy, coupled with a rejuvenated executive leadership structure and executive compensation programs and practices, will lead to enhanced academic performance of the students we serve, increased student retention at our managed schools, and improved operational performance, all of which should drive stockholder value over the long-term.

Advisory Vote on Executive Compensation and Stockholder Engagement

Although we gained majority-level support on our annual advisory vote on executive compensation in 2013 (54%) and 2014 (69%), these levels were nonetheless concerning. In fiscal 2015, we therefore began a fundamental restructuring of our executive compensation program in conjunction with our shift to a sustained business development strategy. Essentially, we sought to create incentives for our executives to increase shareholder value by implementing the initiatives in their respective business and functional units that would be required to move the strategy forward in a measurable way. Some changes were implemented immediately, such as a redesign of our annual cash bonus plan, or the Executive Bonus Plan, and engagement of a new compensation consultant, while others, including a performance-based equity incentive plan, required additional time to transition and were introduced this past fiscal year. However, this convergence of a new business strategy and compensation incentives to execute that strategy was not originally communicated effectively to our investors and at our 2015 annual meeting, our executive compensation programs received support from only 47% of our voting stockholders. We considered those results seriously and, while we have undertaken stockholder outreach in the past, our management intensified its outreach efforts in fiscal 2016 to seek to better explain the compensation incentives tied to our revised strategy and likewise to learn more about the stockholder concerns that led to the disappointing say-on-pay results.

In the fall of 2015 and continuing through the fall of 2016, our Vice President, Finance and Head of Investor Relations; our General Counsel; and our Senior Vice President, Human Resources, contacted each of our top twenty-five stockholders and spoke with many of them in order to identify and address concerns regarding our compensation practices and policies. These outreach efforts were conducted with the assistance of our Lead Independent Director, who is also a member of our Compensation Committee and a General Partner at TCV, our largest investor and holder of approximately 10% of our shares of common stock. These discussions addressed the fundamental shift in our business strategy, which impacted near term profitability. We explained to our stockholders that, in order to drive executive performance and retention during this period of transition, the performance objectives and compensation program design for our executives must reflect this near-term impact in a realistic way in order to provide fair rewards for executive contributions toward achieving important milestones for our business. Additionally, we sought to convey to stockholders the Company's and the Committee's strong confidence that our executive team is performing well as they navigate challenges arising from external events and factors over which they have no control, including, in fiscal 2016, an industry-wide investigation of for-profit virtual schools in California which cast a cloud over our stock and diverted management attention in responding to demanding and massive document productions and interviews. The decision in fiscal 2015 of the independent Agora Cyber Charter School Board to convert to a self-managed business model also had to be taken into account given its financial impact on our business.

We also believe that the low level of support for our executive compensation programs for fiscal 2015 was due, in part, to negative recommendations from Institutional Shareholder Services ("ISS") and Glass, Lewis & Co. ("Glass Lewis") with respect to our most recent annual advisory vote. Therefore, our discussions with stockholders also involved the specific areas of concern raised by ISS and Glass Lewis with respect to our compensation programs. The following table sets forth the primary critiques raised by ISS and Glass Lewis regarding our executive compensation programs, the stockholder feedback we received during our outreach efforts and the responsive actions we took and will continue to take to modify our executive compensation programs.

ISS/Glass Lewis Critique	Stockholder Feedback	Responsive Actions and Discussion

Payouts under our Executive Bonus Plan do not correlate to Company performance resulting in a pay for performance misalignment	Similar concern expressed by stockholders	In fiscal 2016 the Committee tied annual bonuses more closely to pre-set and objective financial and operational performance metrics so that payouts under our Executive Bonus Plan would be tightly linked to corporate performance. Unlike in prior years, for our Executive Chairman and our new Chief Executive Officer, bonus payouts for achieving qualitative individual goals were not awarded for fiscal 2016.

One year performance period on performance-based equity awards does not incentivize long-term Company growth	Similar concern expressed by stockholders	The Committee adopted a long-term incentive plan (the "LTIP") in 2016, pursuant to which performance share units ("PSUs") are awarded to our NEOs based on the achievement of rigorous performance objectives at the end of longer two and three year performance periods. The PSU performance metrics are weighted based on academic performance (70%) and student retention (30%), which we believe are key factors in driving stockholder value over the long-term and improving student outcomes. The awards to our NEOs reflect the fact that there will not be overlapping measurement periods during the three year duration of the performance period.

ISS/Glass Lewis Critique	Stockholder Feedback	Responsive Actions and Discussion

Performance-based awards do not drive stockholder value because they do not include a total shareholder return metric relative to peer group members	Similar concern expressed by stockholders	We utilize a peer group to ensure that our NEOs are paid at competitive market levels. However, as the only publicly-traded company in the K-12 education space, our stock price returns may not closely correlate with those of our peer group because our peer group companies have different businesses. This is particularly the case as external interests mount challenges to charter school choice and for-profit management companies, which can impact our stock price. Accordingly, unlike many public companies who have effectively implemented a total shareholder return metric in their executive compensation programs, comparing company stock price performance to the performance of their peers, our Committee believes that such a metric would be tenuous in this unique environment. Despite this reality, we recognize that market performance of our stock remains an important criteria for rewarding executives and we have worked to address stockholder concerns in this area. In fiscal 2016, we began to grant our most senior executives the opportunity to earn restricted stock awards ("RSAs") based upon our achieving stock price appreciation thresholds over a two or three year performance period, and for fiscal 2017 we have extended this award type to our other executives as well.

Lack of performance-based long-term incentive awards beyond the top executives fails to incentivize improving Company performance	Not raised as a significant concern by stockholders	In connection with the restructuring of our long-term incentive program in 2016, as a component of their long-term incentives, PSUs were granted to each of our NEOs that vest based on the Company's performance against rigorous academic and student retention metrics over a two and three year performance period.

Compensation paid to Mr. Davis during 2015, including an increase in total pay and a special one-time, time-vesting equity award, is misaligned with our pay for performance philosophy	Similar concern expressed by stockholders	During fiscal 2016, Mr. Davis's base salary was reduced by 43% over his 2015 salary level in connection with his transition to the non-CEO Executive Chairman position. This caused a corresponding reduction to his annual bonus opportunity, long-term incentive award target and the amount of any potential severance payments. Compensation levels for Mr. Udell as our new Chief Executive Officer were set below those previously provided to Mr. Davis and in line with market levels based on guidance from our independent compensation consultant.

In fiscal 2015, the Committee had granted Mr. Davis a fairly small special time-based restricted stock award on account of the Committee having exercised its discretion to reduce his bonus payout for the prior year below the actual level earned. Some of our stockholders disagreed with the Committee's decision to grant that award and no such awards were granted in fiscal 2016. Rather, the only extraordinary time-based equity award granted to our NEOs during fiscal 2016 was a one-time "new hire" award for our new Chief Executive Officer as an inducement to join our Company.

In addition to implementing the responsive actions set forth above, in fiscal 2016 we took a number of additional steps to restructure and refine our executive compensation programs and practices. We also continued to use and expand upon the policies and practices that have historically served to promote the long-term interests of our stockholders and public school customers, while attracting and retaining the talent necessary to achieve those interests. These new and continuing practices are discussed in more detail throughout this Compensation Discussion and Analysis.

Relationship Between Company Performance
and Executive Compensation

 Our performance assessment framework and executive compensation program are designed to link pay and performance.

Executive Compensation Program Design

KEY ELEMENTS OF OUR PAY
FOR PERFORMANCE PROGRAM

Executive Bonus Plan. Drives performance from year to year by linking annual cash bonuses to the achievement of targeted and objective corporate and individual goals.

Following the restructuring of our long-term incentive awards, which began in fiscal 2015 and was largely introduced in fiscal 2016, our executive compensation program is predominantly based on variable pay that is driven by performance on both a short- and long-term basis. The only fixed component of compensation is base salary, which represents the smallest component of our executives' target total direct compensation.

Annual performance, which is largely based on corporate objectives, including financial, academic, student retention and operational measures, and, for certain NEOs, individual performance tied to strategic goals during the fiscal year, dictates cash bonus payments under our Executive Bonus Plan.

Long-term performance over two and three year performance periods determines the ultimate value of long-term incentive awards granted to our NEOs in the form of PSUs introduced in 2016, stock options and stock price RSAs. One year performance-based RSAs represent only one component of the compensation package for our most senior NEOs. Time-based RSAs, which are not typically granted to our most senior NEOs, encourage retention of our key employees over three year vesting periods.

LTIP *New in 2016*. Incentivizes long-term value creation through PSUs that will vest based on improvements in academic and student retention measures.

 Performance-Based RSAs. Promotes short-term profitability and financial stability while incentivizing our most senior NEOs.

 Stock Price RSAs *New in 2016*. Reinforces pay for performance philosophy by directly linking award value with stock price appreciation.

Performance Assessment For Fiscal 2016

A portion of our executives' variable pay opportunity is based on annual performance under our Executive Bonus Plan. The Committee uses a well-defined objective process to assess performance, which includes a combination of specific corporate and individual Performance Management Objectives ("PMOs"). These PMOs ensure that a significant portion of our executives' annual incentive awards are directly associated with measurable achievements. In response to concerns raised by ISS, Glass Lewis and our stockholders regarding pay for performance alignment in our fiscal 2015 annual bonus awards, in fiscal 2016 the Committee strived to ensure that payouts under our Executive Bonus Plan were tied to meaningful objective performance criteria, including financial, operational and strategic goals for the year. Unlike prior years, our most senior NEOs, consisting of our Executive Chairman and our new Chief Executive Officer, were not given opportunities to earn additional bonus awards based upon individual qualitative objectives.

Key Corporate PMOs for Fiscal 2016

In fiscal 2016, the corporate PMOs were most heavily weighted based on our financial performance, specifically revenue, operating income and cash flow (measured by EBITDA minus CapEx). Performance levels are set by the Committee at the beginning of the year as part of our annual budgeting process. The fiscal 2016 target award levels are less than the fiscal 2015 target levels and less than actual performance for fiscal 2015. In setting these performance thresholds below the 2015 measures, the Committee took into account our planned investments, which are needed to effectively drive and execute our shift to a sustained business development strategy, the impact these investments will have on near term profitability and the approximate $111 million then-anticipated reduction in fiscal 2016 revenues due to the loss of the management component of the Agora Cyber Charter School Contract. Performance under the corporate PMOs for 2016 was based upon our achievement against the following threshold, target and outperform performance levels, such that no bonus opportunity would be earned for performance below the threshold level and, for the revenue and operating income metrics, performance between two levels would be extrapolated on a straight-line basis:

	Metric	Threshold	Target	Outperform

	Revenue	$840M	$853M	$867M

	Operating Income	$14M	$18M	$21M

	EBITDA minus CapEx (1)	$12M-$15M	$16M-$18M	>$18M

(1)
Performance levels shown reflect the goals established at the beginning of the fiscal year for Mr. Davis's EBITDA minus CapEx PMO under the Executive Bonus Plan for 2016. The goals for Mr. Udell were intended to measure performance for the second half of fiscal 2016 following Mr. Udell's commencement of employment and, accordingly, are lower than the levels that applied to Mr. Davis due to our revised expectations following actual performance during the first two quarters of the year.

New Executive Leadership Structure

In connection with our transition to a strategic model focused on sustained business development, the Board began to consider whether a new leadership structure was necessary to facilitate our business strategy and heightened focus on long-term growth. Following the resignation of Mr. Murray, our former Chief Operating Officer, in early fiscal 2016, we determined that a successful transition must be led by a leadership team comprised of two individuals serving in the separate and distinct roles of Executive Chairman and Chief Executive Officer. In February 2016 Mr. Udell began serving in the position of Chief Executive Officer with authority over the day to day operations of the business and continued execution of our strategic transformation. Mr. Davis continued in his role of Executive Chairman with primary responsibility for building relations with industry policymakers and school boards, as well as developing corporate strategy and other objectives approved by the Board.

CEO and Executive Chairman Pay Mix

As part of our executive leadership transition, the Committee engaged Compensia, our independent compensation consultant, to design competitive pay packages that focus heavily on variable pay components, with the intent that compensation for our Chief Executive Officer and our Executive Chairman should be overwhelmingly performance-

based. The basic annual pay mix for each of these executives, which is reflected in their respective employment agreements, is set forth in the following charts:

*
Percentages shown exclude a sign-on bonus and new hire equity grants for Mr. Udell and other one-time performance equity grants awarded in fiscal 2016, as described below.

New Executive Employment Agreements

In connection with this transition of our executive leadership, we entered into an amended and restated employment agreement with Mr. Davis and an employment agreement with Mr. Udell, which were intended to implement the respective pay mix shown above and the variable pay components and compensation reforms introduced for fiscal 2016. A summary of the key terms of these agreements, including one-time equity grants implemented for fiscal 2016 or related to the transition, is set forth below. For additional information regarding these agreements, please read the section below titled "Potential Payments Upon Termination or Change in Control—Employment Agreements".

Mr. Davis

  •
  Reduced Cash Compensation Opportunity.  In connection with his transition to the sole role of Executive Chairman, Mr. Davis's base salary amount was reduced to $400,000, which represents a 43% decrease from his fiscal 2015 base salary level. This also correlates to a reduction in his annual cash bonus opportunity under our Executive Bonus Plan, which is targeted at 150% of base salary (with a maximum award of 300% of base salary).

  •
  Reduced Annual Target Equity Award.  Mr. Davis's amended employment agreement entitles him to annual equity awards under our long-term incentive compensation programs with a target award level of $2 million beginning in fiscal 2017. This represents a $1 million reduction from his target equity award level previously in effect.

  •
  Reduced Severance Entitlements.  Severance terms and conditions generally remained unchanged from Mr. Davis' prior agreement. However, potential severance amounts, which are calculated based upon current salary and other compensation levels, are significantly reduced due to the reduction in annual cash and equity award opportunities.

  •
  Performance-Based RSAs.  Mr. Davis is entitled to earn restricted stock awards based upon our achieving stock price appreciation thresholds over a two year performance period. In order for Mr. Davis to realize the maximum value attributable to these stock price RSAs, our stock price must experience a 144% increase in value over our stock price on the execution date of Mr. Davis's employment agreement. Earlier in fiscal 2016, Mr. Davis also received an award of PSUs under our new LTIP, which is described in more detail under "—Determination of Long-Term Incentive Compensation—LTIP—Performance Share Units."

Mr. Udell

  •
  Market-Based Compensation Levels.  Mr. Udell's base salary, target annual incentive and target long-term incentive opportunity levels, which represent an aggregate targeted level of compensation that is less than that provided to Mr. Davis, were developed with guidance from Compensia to ensure that pay levels are reasonable and competitive among our peer group companies.

  •
  Modest Severance Entitlements.  Potential severance payments for Mr. Udell are limited to three times his annual base salary, with no component of bonus awards in the severance calculation (other than a pro-rata bonus entitlement for the year of termination). In addition, unless a change in control occurs, Mr. Udell would be entitled to only one year of additional vesting of long-term incentives (with all performance-based vesting conditioned on attainment of applicable performance metrics).

  •
  Moderate Sign-On Bonus Award.  In order to incentivize Mr. Udell to join the Company and in recognition of compensation opportunities that he forfeited from his former employer when joining K12, Mr. Udell received a one-time sign-on bonus in an amount equal to $400,000 and payable in two equal installments. This bonus must be repaid to us in the event Mr. Udell is terminated for cause or resigns without good reason, in either case, prior February 8, 2017.

  •
  Initial Equity Grants.  Mr. Udell's employment agreement entitles him to certain initial equity awards which are primarily performance-based. More than two-thirds of the value of Mr. Udell's initial equity awards is earned based on the achievement of performance metrics and only one-third vests over time, as shown in the following chart:

Time-based Restricted Stock	Mr. Udell was granted time-based restricted shares having a fair market value equal to $1.5 million. The award will vest as to 25% of the shares on February 8, 2017 and in eight substantially equal quarterly installments thereafter.

PSUs under our new LTIP	Mr. Udell's PSU award has a value at target level of $1.5 million. Shares are earned based on the achievement of academic performance and student retention metrics over a two and three year period. For additional information, see below under "—Determination of Long-Term Incentive Compensation—LTIP—Performance Share Units."

Stock Price RSAs	Stock price RSAs granted to Mr. Udell are earned based upon our achieving stock price appreciation thresholds over a three year performance period. In order for Mr. Udell to realize the maximum value attributable to this award, our stock price must experience a 141% increase in value over the stock price on the execution date of his employment agreement. For additional information, see below under "—Determination of Long-Term Incentive Compensation—Stock Price Restricted Stock Awards."

  •
  Limited Relocation Expenses.  Mr. Udell's employment agreement entitles him to certain payments in connection with his relocation, including $8,333 per month for a period of six months for temporary commuting expenses and up to $40,000 for moving expenses incurred in 2016.

Executive Compensation Principles and Practices

Principles

Our executive compensation programs are guided by four basic principles:

Link Compensation to Performance.    Compensation levels should reflect actual performance, including both Company-wide performance and the performance of the individual executive.

Maintain Competitive Compensation Levels.    Levels of compensation should be competitive with those offered by comparable companies in our industry to attract, retain and reward our NEOs.

Align Executives' and Stockholders' Interests.    Our programs encourage high performing NEOs to remain with us and increase long-term stockholder value by requiring that they maintain significant share ownership and by granting long-term equity incentive awards each year.

Engagement of Independent Compensation Consultant.    We are committed to engaging an independent compensation consultant to inform the Committee and evaluate the alignment of pay and performance relative to our peer group.

Practices

We employ certain executive compensation practices to align our executives' compensation with stockholder interests. Listed below are those compensation practices we employ and certain practices we do not employ because we believe they would not serve the long-term interests of our stockholders.

What We Do

Pay for Performance.    A significant portion of our NEOs' potential compensation is not guaranteed but is linked to our financial and operational performance, which directly correlates to stockholder returns. We seek to place appropriate emphasis on variable pay components relative to our peer group and our compensation consultant evaluates the alignment of pay and performance relative to our peer group on an annual basis.

Alignment to Share Price.    A portion of potential compensation for our most senior executives is tied to growth in our share price which directly aligns to shareholder interests.

Establish Performance Goals Aligned to Strategy.    Our Executive Bonus Plan and LTIP utilize objective performance-based goals that we believe are rigorous and challenging, aligned to our strategic priorities and designed to increase stockholder value and motivate executive performance.

Target Pay Competitively.    We seek to target compensation within a competitive range of the median of the peer group and only deliver greater compensation when warranted by performance or unique skill set.

Use Meaningful Vesting Conditions on Equity Awards.    In connection with the restructuring of our long-term incentive award program to emphasize the use of performance-based awards, in fiscal 2016 we granted PSUs that only vest to the extent rigorous student retention and academic performance metrics are attained. In addition, stock price RSAs granted to our Executive Chairman and Chief Executive Officer will only be awarded if we achieve certain stock price appreciation thresholds over a two or three year performance period.

Maintain a Clawback Policy.    We can recover incentive compensation wrongly awarded to an executive officer where fraud or intentional misconduct led to a restatement of our financial statements.

Require Mandatory Share Ownership.    We expanded our stock ownership policy in fiscal 2016, such that all of our executive officers, including our NEOs, are required to maintain a minimum ownership level of our common stock to ensure they hold a significant equity stake in our Company thereby aligning their interests with those of the stockholders.

Perform Competitive Market Analysis.    The Committee reviews competitive market data provided by its independent compensation consultant for our executive officers prior to making annual executive compensation decisions.

Analyze Executive Compensation Risk.    We review the executive compensation program to ensure that it does not encourage excessive or unnecessary risk.

Provide an Incentive Oriented Pay Mix.    Pay for our NEOs is heavily performance based, which includes annual and long-term incentive awards. Our targeted total direct compensation for our Executive Chairman and our CEO is approximately 87% and 82% performance based, respectively. Actual awards vary based on performance and may be forfeited in the event threshold performance is not achieved.

What We Do Not Do

Grant Multi-Year or Guaranteed Bonuses or Equity Awards.    We do not pay guaranteed bonuses and currently have no guaranteed commitments to grant any equity-based awards. This ensures that we are able to base all compensation awards on measurable performance factors and operational results.

Provide Generous Executive Perquisites.    We do not provide significant perquisites to our NEOs, such as club memberships, vehicles and similar items.

Offer Income Tax Gross-ups.    We do not provide income tax gross-ups for personal benefits and other broad-based benefits.

Permit Excise Tax Gross-ups.    We do not provide excise tax gross-ups for change in control payments or benefits.

Offer Pension or Supplemental Retirement Plans.    We do not provide costly retirement benefits to our NEOs that reward longevity rather than contributions to Company performance.

Reprice Options.    Since our initial public offering in 2007, we have not repriced or otherwise reduced the per-share exercise price of any outstanding stock options and we have no present intention of implementing any such repricings or reductions. Our proposed 2016 Incentive Award Plan specifically prohibits repricing of options without stockholder approval.

Provide Single Trigger Change in Control Payments.    We maintain a "double trigger" vesting policy with respect to our equity awards whereby accelerated vesting in connection with a change in control of the Company also requires a qualifying termination of employment. Only legacy stock option awards granted prior to November 20, 2013 contain single trigger accelerated vesting provisions.

Allow Hedging or Pledging.    Our insider trading policy specifically prohibits short sales, hedging and margin transactions. Our 2007 Equity Incentive Plan, or the 2007 Plan, prohibits pledging of any award granted under the plan.

Executive Compensation Program Objectives and Process

Focus on Variable Pay

Our executive compensation programs are designed to attract, retain and reward the management talent that we need to maintain and strengthen our position in the education business. By linking a significant portion of our executives' compensation to variable pay practices tied to performance on both short-term and long-term bases, we are able to focus our executives on the achievement of targeted financial and operational metrics, including attaining specific financial performance metrics and improving the academic performance and student retention levels of the students at our managed schools in order to promote our long-term growth.

KEY ELEMENTS OF VARIABLE PAY FOR FISCAL 2016

Annual Cash Bonus	Focuses executives on attaining targeted and strategic performance objectives from year to year

Performance-Based RSAs	One-year performance targets based on cash flow metrics drives profitability and financial stability

Time-Based RSAs	Encourages retention of our NEOs and results in less dilution to our stockholders as compared to stock option grants

LTIP PSUs	Incentivizes improved academic and student retention performance and promotes stockholder value over the long-term

Stock Options and Stock Price RSAs	Equity awards valued by stock price appreciation directly links realizable pay to the creation of long-term stockholder value

Determining Executive Compensation

The Committee uses a performance-based framework in making compensation decisions for our executives, including our NEOs. To maintain a disciplined approach to incentive compensation, the Committee applies a pre-defined process to calculate annual incentive payouts under our Executive Bonus Plan in relation to our level of achievement against corporate PMOs, which include objective financial performance criteria and measurable academic, student retention and operational metrics, and, for certain NEOs, achievement of their individual PMOs.

In fiscal 2016, the Committee engaged Compensia, an independent compensation consultant, to evaluate the market competitiveness of compensation for our NEOs. In addition, Compensia's work for the Committee included but was not limited to an assessment of possible peer group companies and a subsequent executive compensation market analysis.

Assessing Comparative Market Data and Practices

Prior to fiscal 2016, Towers Watson, the Committee's former compensation consultant, assisted the Committee by reviewing competitive market data on the compensation practices and programs of publicly-traded peer group companies and published survey data. In evaluating our peer group, the Committee considered a number of factors, including revenue, market capitalization, number of employees, industry and status as an existing peer. Towers Watson also considered companies that list us as a peer as well as our peers as identified by the major proxy advisory firms. The Committee feels it is important to maintain as much consistency as possible in the peer group year over year and carefully considers changes. The companies in the fiscal 2016 peer group were:

• Apollo Education Group, Inc. • Blackbaud, Inc. • Bridgepoint Education, Inc. • Capella Education Co. • Career Education Corp.	• Corporate Executive Board Co. • DeVry, Inc. • Fair Isaac • Gartner • Grand Canyon Education, Inc. • Houghton Mifflin Harcourt Company	• iGate • ITT Educational Services, Inc. • Strayer Education, Inc. • The Advisory Board Company • Tyler Technologies, Inc. • Zynga, Inc.

The Committee and Compensia used this peer group to compare the compensation levels of our NEOs to comparable executive positions for fiscal 2016. This peer group reflects an adjustment made in late fiscal 2015 to remove Education Management Corp. and Universal Technical Institute, Inc., which companies no longer met the screening criteria, and LinkedIn Corporation in response to proxy advisory firm feedback related to the company's increase in market capitalization. In seeking replacements for those companies removed from the peer group, the Committee considered the previously mentioned factors and added Apollo Education Group, Inc., Career Education Corp., The Advisory Board Company, and Tyler Technologies, Inc., but the Committee did not otherwise adjust the peer group to ensure consistency in compensation benchmarking from year to year.

Elements of Compensation

The following table outlines the key components of our executive compensation program for our NEOs for fiscal 2016:

	Component	Role	Determination and Link to Performance

FIXED	Base Salary	• Provide a stable, reliable monthly income • Set at levels that comprise a low percentage of total compensation

•

Reviewed periodically in light of individual performance results, market pay practices and advice of the Committee's independent compensation consultant.

•

Represents a small component of fixed pay for our most senior NEOs.

VARIABLE	Annual Bonuses	• Reward the achievement of strategic PMOs • Promote pay for performance since award amounts are determined following the fiscal year end based on actual results

•

Target annual incentive levels are determined based on competitive market analysis.

•

Primarily based on corporate performance, including objective financial goals and measurable academic, student retention and operational metrics.

•

For certain NEOs, individual performance aligned with achievement of personalized strategic priorities.

Long-Term Incentives

•

Increase alignment with stockholder interests by providing significant stock ownership

•

Typically constitutes the largest portion of target total direct compensation opportunity

•

Reward achievement of specific financial, academic, student retention and strategic operational goals, as well as market performance

•

Retain executives through three or four year vesting periods

•

Stock options and stock price RSAs align executive interests with those of stockholders as potential value of awards increases or decreases with stock price.

•

Performance-based RSAs and PSUs are earned based on financial, academic and student retention measures linked to increasing stockholder value.

•

Time-based RSAs are not regularly granted to our most senior NEOs but are granted to other NEOs to encourage retention.

Other Compensation

•

Allow executive officers to participate in standard employee benefit plans

•

Offer opportunity for deferring income taxes on a portion of annual income

•

Provide supplemental long-term disability and life insurance coverage

•

NEOs may participate in compensation and benefit programs on the same terms as other employees, such as health and welfare benefit plans, 401(k) plan, life insurance and executive life and disability plans.

•

NEOs may elect to participate in a non-qualified deferred compensation plan providing tax-efficient savings, but receive no additional Company contributions.

•

Premiums for supplemental disability and life insurance benefits for NEOs are paid by the Company but no costly supplemental retirement programs are offered.

Fiscal 2016 Compensation Decisions

Determination of Base Salaries

Base salaries for our NEOs are initially determined by negotiation at the time of hire and take into consideration the scope of their responsibilities, as well as a competitive market analysis of the compensation paid by our peer group to similarly situated executives. In considering base salary adjustments for fiscal 2016, the Committee recognized that the base salaries of Mr. Polsky, Ms. Cleveland and Mr. Zarella were below the market median and determined to increase the base salaries of these NEOs to ensure that they are offered reasonable and competitive salary levels commensurate with market data provided by Compensia. The Committee also considered additional responsibilities that were recently assigned to Mr. Zarella.

The fiscal 2016 base salaries for our NEOs are set forth in the table below:

Name	Base Salary for Fiscal 2015	Base Salary for Fiscal 2016	Percentage Increase/Decrease

Nathaniel A. Davis	$700,000	$400,000 (1)	–43%

Stuart J. Udell	—	$650,000 (2)	—

James J. Rhyu	$478,500	$486,500	+2%

Howard D. Polsky	$345,000	$380,000	+10%

Allison Cleveland	$360,000	$396,000	+10%

Joseph P. Zarella	$345,000	$390,000	+13%

(1)
Mr. Davis's base salary was originally increased from $700,000 to $735,000 in September 2016, but subsequently decreased to $400,000 in connection with our entering into an amended and restated employment agreement with him in his role as Executive Chairman of the Company.

(2)
Mr. Udell was hired as our Chief Executive Officer effective February 2016.

Determination of Annual Incentive Compensation

Our Executive Bonus Plan is intended to reward our executive officers based on performance relative to corporate PMOs and, for certain NEOs, individual objective PMOs that are aligned with our strategic priorities. We believe that the Executive Bonus Plan provides incentives that are necessary to retain high performing executives and reward them for achieving our short-term goals in the pursuit of our larger business objectives. It is also designed to ensure that a meaningful portion of our NEOs' cash compensation is "at risk" based upon Company and individual performance. Target award amounts for our NEOs are reviewed by the Committee and set at levels that, when combined with base salary levels, are intended to provide total target-level cash compensation that approximates the market median. Target bonus levels for our NEOs are as follows:

Name	Target Bonus Level (% of Base Salary)
Nathaniel A. Davis	150%

Stuart J. Udell	150%

James J. Rhyu	80%

Howard D. Polsky	50%

Allison Cleveland	50%

Joseph P. Zarella	50%

We maintain a performance-based "umbrella" bonus plan for certain of our key executives based upon objective performance measures and a pre-determined bonus pool, which is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. While all Executive Bonus Plan

awards continue to be determined based on objective corporate PMOs and, for certain NEOs, a rigorous assessment of individual PMOs, the umbrella bonus plan also provides that for our most senior executives (which for fiscal 2016 included Mr. Davis), awards under the Executive Bonus Plan will not exceed a pre-determined allocated percentage of our operating income for the year. For fiscal 2016, the bonus pool was set at 15% of operating income, resulting in a maximum possible bonus award to Mr. Davis of $2,025,000. The umbrella bonus plan also enables the Committee to exercise discretion below a maximum bonus level in tying compensation to actual performance as events unfold during the performance period.

The Executive Bonus Plan for our NEOs in fiscal 2016 consisted of corporate PMOs based upon the achievement of objective financial goals and measurable academic, student retention and operational metrics, and, for each NEO other than Mr. Davis and Mr. Udell, individual PMOs intended to motivate our executives to produce measurable strategic achievements. For Mr. Davis and Mr. Udell, the Committee determined that their awards under the Executive Bonus Plan for 2016 should not include qualitative individual PMOs in order to focus their efforts on improving Company performance and increasing stockholder value.

Corporate PMOs

Bonus payouts under the corporate PMOs for fiscal 2016 were based upon achievement against the performance metrics set forth in the table below. Certain PMO categories provide our NEOs the opportunity to earn above target awards in the event they exceed the pre-established performance levels, but also provide for no awards below minimum thresholds of performance. For the revenue and operating income metrics, performance between two levels would be extrapolated on a straight-line basis. In August 2016, the Committee reviewed our financial results and achievement against the corporate PMOs and such results are included in the following table.

Metric	Performance Level	Achievement (5)	Actual Results (5)(6)

	Threshold	$840M

Revenue	Target	$853M	$871.9M resulting in payout at the

	Outperform	$867M	"Outperform" level

	Threshold	$14M

Operating	Target	>$18M	$22.5M resulting in payout at the

Income	Outperform	$21M	"Outperform" level

	Threshold	$12M-$15M

EBITDA minus	Target	$16M-$18M	$19.3M resulting in payout at the

CapEx (1)	Outperform	>$18M	"Outperform" level

	Threshold	At risk schools reduced to 10	At risk schools reduced to 2

Academic (2)	Target	At risk schools reduced to 7	resulting in payout at the

	Outperform	At risk schools reduced to 5	"Outperform" level

	Threshold	100 bps

Retention (3)	Target	200 bps	Improvement of 140 bps resulting in

	Outperform	300 bps	payout at the "threshold" level

Enrollment (4)	Threshold	97.5-99.49% of target enrollments	95% of target enrollments resulting

	Target	99.5% or better of target enrollments	in no payout

Quarterly Guidance	n/a	Meet or exceed quarterly guidance for each quarter of fiscal 2016	Quarterly guidance met each quarter

(1)
EBITDA is a non-GAAP financial measure that consists of net income, plus net interest expense, income tax expense, depreciation and amortization minus noncontrolling interest charges. A reconciliation of EBITDA to the U.S. GAAP financial measure of operating income is provided in Item 6 of our fiscal 2016 Annual Report on Form 10-K. EBITDA, as adjusted, further excludes the impact of the California Attorney General settlement amount (as described below), which had a net positive impact of $7.1 million for fiscal 2016.

(2)
Academic achievement is measured by a reduction in the number of our managed schools identified as being in jeopardy of closure within 12-18 months, or "at risk", from 11 "at risk" schools at the beginning of fiscal 2016 as certified by our Academic Committee.

(3)
Measures improvement in the number of students who remain enrolled in K12-managed programs as a percentage of students who are enrolled in such programs.

(4)
Measures student enrollment at our managed public schools as of the applicable count date.

(5)
Executive Bonus Plan metrics and results exclude acquisitions, dispositions, write-offs and non-cash expenses associated with the Company's fiscal 2016 executive transition.

(6)
In evaluating actual results for 2016, the Committee considered the effect of settlement costs attributable to resolving certain litigation matters with the California Attorney General's office. The Committee determined that 2016 bonus awards would be based on financial results that excluded the impact of the settlement so as to encourage the continued performance of our executives without unfairly penalizing them for pursuing settlement efforts that were in the best interests of the Company. Accordingly, actual performance with respect to our achievement against the operating income, EBITDA minus CapEx and quarterly guidance PMOs reflect adjustments made to include amounts attributable to the California Attorney General settlement. Although the Committee made these adjustments for purposes of determining payouts under the operating income, EBITDA minus CapEx and quarterly guidance PMOs, the Committee determined that no adjustment would be made to operating income results for purposes of determining the maximum bonus amount Mr. Davis would be eligible to receive under the umbrella bonus plan for 2016.

Fiscal 2016 Executive Bonus Plan Payments

The following tables illustrate, for each NEO, the Committee's approved annual incentive award under our Executive Bonus Plan for fiscal 2016 based upon performance against the relevant corporate PMOs and, for each NEO other than Mr. Davis and Mr. Udell, performance against the executive's individual PMOs.

Mr. Davis—Target Bonus Level = 150% of Base Salary

PMO	Performance Level Achieved	Maximum Bonus Opportunity (% of Base Salary)	% of Base Salary Earned	Amount of Bonus (1)

Revenue	Outperform	45%	45%	$274,580

Operating Income	Outperform	65%	65%	$396,616

EBITDA–CapEx	Outperform	60%	60%	$366,107

Academic	Outperform	30%	30%	$183,053

Retention	Threshold	50%	25%	$152,545

Enrollment	Below Threshold	10%	0%	—

Quarterly Guidance	Met	40%	40%	$244,071

TOTAL:		300%	265%	$1,616,972

(1)
Mr. Davis's 2016 bonus award is based on a blended base salary rate of $610,178, which takes into account his services in the dual role of Executive Chairman and Chief Executive Officer during the portion of the fiscal year prior to his transition to the sole role of Executive Chairman.

Mr. Rhyu—Target Bonus Level = 80% of Base Salary

PMO	Performance Level Achieved	Maximum Bonus Opportunity (% of Base Salary)	% of Base Salary Earned	Amount of Bonus

Revenue	Outperform	10%	10%	$48,650

Operating Income	Outperform	20%	20%	$97,300

Academic	Outperform	30%	30%	$145,950

Retention	Threshold	25%	5%	$24,325

Enrollment	Below Threshold	10%	0%	—

Individual	Between Target and Outperform	45%	40%	$194,600

Individual goals and performance results:

•

Improve usability of key financial reports to direct operating income: Met by achieving active walk forward reviews

•

Implement Phase II of Hyperion: Phase II of Hyperion implemented

•

Implement Phase II of new school accounting system: Phase II rolled out to 15 schools

•

Hire key role in finance division: Key role not hired

•

Achieve effective tax rate below 40%: Achieved effective tax rate of 35.7%

•

Deliver bottom line procurement savings of >$1.5 M: Identified and achieved savings above $1.5 M

•

Implement revenue capture initiative assessment and deliver >$500,000 in incremental revenue capture: $900,000 in incremental revenue capture achieved

•

Implement LTV calculation for MPS enrollments and drive measurable actions to improve LTV: LTV calculations in place

•

Conduct three non-deal related roadshows: Conducted four non-deal roadshows

TOTAL:		140%	105%	$510,825

Mr. Polsky—Target Bonus Level = 50% of Base Salary

PMO	Performance Level Achieved	Maximum Bonus Opportunity (% of Base Salary)	% of Base Salary Earned	Amount of Bonus

Revenue	Outperform	6.75%	6.75%	$25,650

Operating Income	Outperform	6.75%	6.75%	$25,650

Academic	Outperform	7.5%	7.5%	$28,500

Retention	Threshold	7.5%	2.5%	$9,500

Enrollment	Below Threshold	5%	0%	—

Individual	Between Target and Outperform	50%	25.18%	$95,700

Individual goals and performance results:

•

Achieve favorable outcomes in multiple pending legal matters: Favorable outcomes and settlements in five major pending matters

•

Ensure all public company filing requirements are satisfied: All timely filed

•

Support corporate development activities: Created model post-M&A transaction integration process and negotiated post-transaction dispute resolutions

•

Improve corporate governance and school compliance programs: Updated student data privacy policies and related employee training; implemented early testing of automated teacher certification compliance system at pilot schools

•

Establish high performing corporate contracts function: Implemented partial improvements in the FuelEd contract review process, but otherwise not achieved

•

Support School Services and FuelEd businesses: Provided contract support for new managed school and for contract renewals; favorably resolved several commercial contract disputes

TOTAL:		83.5%	48.68%	$185,000

Ms. Cleveland—Target Bonus Level = 50% of Base Salary

PMO	Performance Level Achieved	Maximum Bonus Opportunity (% of Base Salary)	% of Base Salary Earned	Amount of Bonus

Revenue	Outperform	6.75%	6.75%	$26,730

Operating Income	Outperform	6.75%	6.75%	$26,730

Academic	Outperform	7.5%	7.5%	$29,700

Retention	Threshold	7.5%	2.5%	$9,900

Enrollment	Below Threshold	5%	0%	—

Individual	Between Target and Outperform	50%	26.16%	$103,590

Individual goals and performance results:

•

Improve board of director relationships: Relationships with key contacts launched and monitored

•

Expand managed public school offerings: Opened career academies in Wisconsin, Utah, Colorado and South Carolina

•

Improve customer satisfaction: Improved net promoter score 14% for K-8, 8% for HS Parent and 11% for HS Student

•

Develop and implement new marketing strategies: Managed marketing issues with boards as needed

•

Renew expiring service agreements and support schools in charter renewals: All expiring service agreements that the Company chose to renew were renewed and all charter renewals completed

TOTAL:		83.5%	49.66%	$196,650

Mr. Zarella—Target Bonus Level = 50% of Base Salary

PMO	Performance Level Achieved	Maximum Bonus Opportunity (% of Base Salary)	% of Base Salary Earned	Amount of Bonus

Revenue	Outperform	6.75%	6.75%	$26,325

Operating Income	Outperform	6.75%	6.75%	$26,325

Academic	Outperform	7.5%	7.5%	$29,250

Retention	Threshold	7.5%	2.5%	$9,750

Enrollment	Below Threshold	5%	0%	—

Individual	Between Target and Outperform	50%	26.92%	$105,000

Individual goals and performance results:

•

Promote and lead efficiency of the marketing organization: Successfully provided executive leadership for the marketing organization

•

Improve operational efficiency and business performance at a Company level: Drove improvements in receivables performance by improving billing quality, invoice timeliness and accuracy

•

Support key Fuel-Ed initiatives to improve the overall cost and customer experience: Drove key FuelEd initiatives to improve the expense economics, quality of support and customer experience

•

Drive improvements in the customer experience: Improved the customer experience by eliminating issues in the enrollment process for parents

•

Improve the performance and contributions of the IT leadership team: Built a new IT leadership team with new and proven talent at multiple levels within the organization

TOTAL:		83.5%	50.42%	$196,650

Fiscal 2016 Executive Bonus Plan for Mr. Udell

Mr. Udell commenced employment with the Company in February 2016, approximately half-way through the 2016 Executive Bonus Plan performance period. In recognition of the fact that Mr. Udell would only be able to influence performance results for the period following his commencement of employment, the Committee determined to assess Mr. Udell's 2016 bonus opportunity under the Executive Bonus Plan against a modified set of performance goals based upon performance from February 1, 2016 through the end of fiscal 2016. Certain of these goals are measured in reference to performance levels that are lower than the levels that applied to our other NEOs, including Mr. Davis, due to revised expectations with respect to our year-end performance based on actual results for the first half of the fiscal year, but which remained uncertain when adopted. Mr. Udell's relevant PMOs, performance levels, actual results of performance and payouts with respect to each metric are set forth in the table below.

Metric	Performance Level	Achievement (1)	Actual Results (1)	Maximum Bonus Opportunity (% of Base Salary)	% of Base Salary Earned	Amount of Bonus (2)

	Threshold	$334M

Revenue	Target	$347M	$367.9M resulting in payout at the	50%	50%	$128,219

	Outperform	$360M	"Outperform" level

	Threshold	$17M	$21.3M resulting in payout between

Operating	Target	$20M	the "Target" and "Outperform"	50%	41.5%	$106,421

Income	Outperform	$23M	levels

	Threshold	$12M-$14M

EBITDA–CapEx	Target	$14M-$17M	$12.3M resulting in payout at the	35%	10%	$25,644

	Outperform	>$17M	"Threshold" level

Retention	Outperform	300 bps	140 bps resulting in no payout	30%	0%	—

Quarterly Guidance	Target	Meet or exceed quarterly guidance for Q3 and Q4 of fiscal 2016	Quarterly guidance met each quarter	20%	20%	$51,288

Acquisition	Target	Close one acquisition to drive FuelEd growth	Met	30%	30%	$76,931

	Threshold	$37M	$43.2M resulting in payout between

FuelEd	Target	$40.6M	the "Target" and "Outperform"	60%	59.07%	$151,478

Revenue	Outperform	$43.3M	levels

TOTAL:				275%	210.57%	$539,981

(1)
Executive Bonus Plan metrics and results exclude acquisitions, dispositions, write-offs and non-cash expenses associated with the Company's fiscal 2016 executive transition.

(2)
Mr. Udell's 2016 bonus is based on a pro-rated base salary rate of $256,438, which takes into account his partial year of service with the Company. In addition, for his partial year of service in fiscal 2016, the Committee determined that Mr. Udell's maximum bonus potential would be 275% of base salary, rather than 300% as provided in his employment agreement.

Determination of Long-Term Incentive Compensation

We believe that providing long-term incentive compensation opportunities in the form of equity awards promotes our philosophy of aligning executive pay with the long-term interests of our stockholders while building the value of our Company.

During fiscal 2016, we granted stock options to Mr. Davis, restricted stock awards and PSUs to all of our NEOs and stock price RSAs to Mr. Davis and Mr. Udell. The Committee believes that the use of various forms of long-term incentive compensation awards, each designed to promote a specific purpose, including encouraging retention, incentivizing performance and increasing stockholder value, best serves the unique needs of our Company.

LTIP—Performance Share Units

In response to concerns raised by our stockholders regarding the lack of long-term performance-based equity awards for the majority of our NEOs and to reinforce our pay for performance philosophy, in fiscal 2016 the Committee adopted and the Board approved the LTIP, pursuant to which PSUs tied to the achievement of specific performance goals will be awarded to our NEOs. The Committee believes the LTIP will incentivize and closely connect our NEOs to our long-term performance objectives.

In September 2015 the Committee approved the grant of PSUs to our NEOs in the following amounts at the target level, which award amounts took into account the fact that additional annual PSUs with overlapping performance periods were not anticipated to be granted:

Name	PSUs (#)

Nathaniel A. Davis	200,000

Stuart J. Udell	155,602 *

James J. Rhyu	87,000

Howard D. Polsky	63,000

Allison Cleveland	73,000

Joseph P. Zarella	73,000

*
Mr. Udell's PSUs were granted in February 2016 in connection with his commencement of employment with a target level fair market value of $1.5 million.

For the fiscal 2016 grants, awards will be earned based on academic performance, weighted at 70%, and student retention, weighted at 30%. Academic performance goals are measured over both a two and three year period and the student retention goal is measured based on performance for the third year following the grant (fiscal 2018) as follows:

		Achievement		% of Metric Earned (3)

Metric	Performance Level	Year 2	Year 3	Year 2	Year 3

	Threshold	N/A	16% Growth	N/A	70%

Retention (1)	Target	N/A	33% Growth	N/A	100%

	Outperform	N/A	52% Growth	N/A	150%

	Threshold	87% of schools	90% of schools	70%

Academic (2)	Target	90% of schools	95% of schools	100%

	Outperform	95% of schools	100% of schools	150%

(1)
Measured based on a student lifetime value metric (LTV) for fiscal 2018. LTV takes into account our average revenue per student enrollment multiplied by the duration of our students' total enrollment life (the "Retention Metric"). The percentage growth figures shown in the table above represent the amount of growth in LTV needed to be achieved by fiscal 2018 above the fiscal 2015 level.

(2)
Measured by the number of our managed schools not in academic "jeopardy" status (the "Academic Metric"). A school is determined to be in academic "jeopardy" if the school has a high probability of being closed within 12-18 months of the measurement date if academic performance does not improve.

(3)
For the academic component of the PSU awards, 30% of the award is based on performance through the end of year two and 40% of the award is based on performance through the end of year three.

Performance-Based Restricted Stock Awards

In early fiscal 2016, the Committee approved a long term incentive award to Mr. Davis based on his dual role as our Chief Executive Officer and Executive Chairman with a total target value of $3 million, 50% of which was granted in the form of performance-based restricted stock with a one year cash flow goal measured by EBITDA minus CapEx. The Committee continues to grant performance-based RSAs to our most senior NEO because it believes this component of our executive compensation program provides strong incentive opportunities in order to maintain realistically attainable levels of short-term profitability.

The number of shares in Mr. Davis's award was determined based upon the fair market value of our common stock on the date of grant, which resulted in a target award of 111,690 shares. The restricted shares are earned based upon the attainment of certain EBITDA minus CapEx performance levels for fiscal 2016 as set forth in the table below, with the earned shares subject to time-based vesting in equal annual installments over a period of three years.

Performance Level	Metric: EBITDA–CAPEX	% of Award Earned

Threshold	$7M	80% of award earned

Target	$11-$15M	100% of award earned

Outperform	$18M	133% of award earned

Financial achievement falling between the specified levels would result in a proportionate adjustment to the shares earned. In evaluating actual results for 2016, the Committee considered the effect of costs attributable to the settlement with the California Attorney General's office and determined that actual performance with respect to this award should reflect adjustments with respect to the California Attorney General settlement amount.

In early fiscal 2017, the Committee determined that our fiscal 2016 EBITDA minus CapEx, as adjusted for the California Attorney General settlement amount, was $18.1 million, which resulted in Mr. Davis earning an award of 148,548 shares at the "Outperform" level, one-third of which vested in August 2016, on the date of determination of achievement, and the remainder of which will vest in annual installments in 2017 and 2018.

Stock Price Restricted Stock Awards

As part of the restructuring of our long-term incentive compensation program in response to stockholder concerns regarding our executive pay practices, specifically the absence of a relative total shareholder return metric, in fiscal 2016 the Committee recommended and the Board approved the grant to Mr. Davis and Mr. Udell of restricted stock awards that vest based upon the Company achieving stock price appreciation thresholds for 30 consecutive days over a two or three year period. Since the value of the award is determined solely based upon an increase in value of our stock price, the stock price RSAs directly link executive compensation and stockholder value. Mr. Davis's and Mr. Udell's stock price RSAs represent the opportunity to earn restricted stock having an aggregate fair market value of up to $4.5 million for Mr. Davis and $5.5 million for Mr. Udell based upon the Company achieving certain stock price appreciation thresholds over 30 consecutive calendar days over a two and three year performance period for Mr. Davis and Mr. Udell, respectively, as set forth in the table below.

	Value of Award Earned		Number of Shares Awarded

Stock Price	Davis	Udell	Davis	Udell

≥ $13 per share	$500,000	$1,000,000	38,462	76,923

≥ $16 per share	$1,500,000	$1,500,000	93,750	93,750

≥ $19 per share	$2,500,000	$3,000,000	131,579	157,895

The table below illustrates the stock price growth that would be required in order for Mr. Davis and Mr. Udell to realize value from the stock price RSA awards.

	Closing Stock Price at Time Award	Appreciation to Achieve Threshold

Executive	Contracted	$13	$16	$19

Mr. Davis	$7.79	67%	105%	144%

Mr. Udell	$7.87	65%	103%	141%

Restricted shares granted upon the achievement of a stock price appreciation threshold shall vest as to 50% of the shares immediately upon the date the applicable threshold is achieved and as to 50% of the shares in semi-annual installments until February 8, 2018 for Mr. Davis and February 8, 2019 for Mr. Udell.

Option Awards

Pursuant to the terms of Mr. Davis's prior employment agreement, he was entitled to receive an annual award of stock options in an amount competitive with the market for similarly situated executives. Accordingly, 50% of Mr. Davis's fiscal 2016 long-term incentive award was granted in the form of stock options. The number of shares in Mr. Davis's stock option grant was determined using the "Black-Scholes" value of the option. The option vests over a period of four years such that 25% of the shares subject to the option vest on the first anniversary of the date of grant and the remaining shares vest in equal quarterly installments thereafter, subject to his continued employment.

Time-Based Restricted Stock Awards

In August 2015, we granted time-based restricted stock awards to each of our NEOs, other than Mr. Davis and Mr. Udell, in the following amounts:

Name	RSAs (#)

James J. Rhyu	38,000

Howard D. Polsky	32,000

Allison Cleveland	35,000

Joseph P. Zarella	31,000

These awards vest pursuant to our standard vesting schedule which is semi-annually over a three-year period, with 20% of the shares subject to the awards vesting in the first year and 40% vesting in each of the next two years following the grant date. The Committee determined that the size of each restricted stock award was appropriate to encourage retention among our NEOs and to ensure the stability of our management team.

Other Compensation

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan, or the Deferred Compensation Plan, for members of our management team, including our NEOs. Under the Deferred Compensation Plan, our NEOs are eligible to elect to defer the receipt of up to 50% of their annual salary and up to 100% of any annual incentive bonus until retirement. Earnings are credited on deferred amounts based upon a variety of investment options that may be elected by each participant. We do not make any contributions to the Deferred Compensation Plan. Certain information with respect to amounts deferred by our NEOs under this plan is set forth below in the "Fiscal 2016 Non-Qualified Deferred Compensation" table.

Defined Contribution Plan

We maintain a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, in which certain of our employees, including our NEOs, are eligible to participate. All employees, including our NEOs, are automatically enrolled in the 401(k) Plan at a 3% deferral rate with the ability to opt-out. The 401(k) Plan allows participants to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. We currently provide matching contributions equal to $0.25 for each dollar of a participant's contributions on the first 4% of eligible salary that they contribute each pay period, subject to certain statutory limits.

Employee Benefits and Perquisites

We provide our NEOs with certain personal benefits and perquisites, which we do not consider to be a significant component of executive compensation but recognize to be an important factor in attracting and retaining talented executives. Our NEOs participate in the same medical, dental, vision, disability and life insurance plans as our employees generally. We also pay for supplemental long-term disability and life insurance premiums for our executive officers and provide our executive officers with the opportunity to receive annual Company-paid executive physical examinations. We provide these supplemental benefits to our executive officers due to the relatively low cost of such benefits and the value they provide in assisting us in attracting and retaining talented executives. We reimburse certain executives for their relocation expenses from time to time and for temporary housing expenses they may incur in connection with their provision of services. We provide such reimbursements to our executives because such expenses are typically directly associated with and would not have been incurred but for their commencement or continued provision of services.

None of our executive officers receive tax gross-ups or other tax payments in connection with our provision of any perquisites or personal benefits. The value of personal benefits and perquisites we provided to each of our NEOs in fiscal 2016 is set forth below in our "Summary Compensation Table for Fiscal 2016."

Compensation Governance, Process And Incentive Decisions

Role of Compensation Committee

The Committee is responsible for overseeing and implementing our executive compensation programs, as specified in its charter. The Committee's role includes:

  •
  Determining and recommending to our Board of Directors the incentive compensation and equity awards of both our Executive Chairman and our CEO and approving such compensation for our other NEOs;

  •
  Establishing and approving compensation plans for our NEOs based on the recommendations of the CEO, with input from the Executive Chairman, and the Committee's compensation consultant;

  •
  Annually reviewing and, where appropriate, adjusting the base salaries of our NEOs; and

  •
  Proposing revisions to the Committee's charter for our Board of Directors' approval to ensure compliance with new SEC regulations and NYSE listing standards as enacted.

In performing its responsibilities with respect to the compensation of our executive officers, the Committee uses information from a number of sources. The information utilized by the Committee includes advice from its independent compensation consultant, market data regarding the compensation practices of competitors, outside counsel specializing in executive compensation, tally sheets showing prior compensation awards, the recommendations of our CEO, with input from our Executive Chairman, and an assessment of the outstanding equity holdings of the NEOs.

Role of Management

Our management, under the leadership of our Executive Chairman and our CEO, plays an important role in establishing and maintaining our executive compensation programs. Management's role includes recommending plans and programs to the Committee, implementing the Committee's decisions regarding the plans and programs and assisting and administering plans in support of the Committee. With feedback from our Executive Chairman, our CEO provides information on the individual performance of the other NEOs and makes annual recommendations to the Committee on compensation levels for our executive officers, including the other NEOs. Our Executive Chairman and our CEO are not present when the Committee discusses and determines matters regarding their own compensation.

Role of Committee's Independent Compensation Consultant

The Committee's charter gives it the authority to retain and approve fees and other terms of engagement for compensation consultants and other advisors to assist it in performing its duties. In fiscal 2016, the Committee continued to retain Compensia as its independent compensation consultant. Compensia reports directly to the Committee, which will annually review its performance, independence and fees.

The Committee receives a report from Compensia on an annual basis reviewing its independence in light of SEC regulations and NYSE listing standards. In fiscal 2016 the Committee concluded that the engagement of Compensia did not raise any conflicts of interest.

Other Compensation Policies and Practices

Stock Ownership Policy

We maintain a stock ownership policy that is designed to ensure that our executive officers hold a significant equity stake in our Company to align their interests with those of our stockholders. The policy initially applied to only certain members of our executive leadership team and was subsequently expanded in fiscal 2015 and again in fiscal 2016 such that it now applies to all of our executive officers. The policy requires each of our Executive Chairman and Chief Executive Officer to maintain ownership of our common stock having a value equal to three times their respective base salaries, our Chief Financial Officer to maintain ownership of our common stock equal to two times his base salary and each of our other executive officers to maintain common stock ownership equal to one times their respective base salaries. The NEOs have five years from the date the policy became applicable to them to accumulate the specified level of ownership. As of October 11, 2016, all of our NEOs are in compliance with this policy.

Compensation Clawback Policy

Our Board of Directors has adopted a clawback policy pursuant to which the Company may recover from current or former executive officers the amount of previously paid incentive compensation (including both cash bonuses and equity awards) that it determines to be appropriate if a material error or inaccuracy resulted in whole or in part from the fraud or intentional misconduct of an executive that leads to a financial restatement. This policy is intended to provide enhanced safeguards against certain types of employee misconduct, and allows for recovery of significant compensation paid to an executive.

Insider Trading Policy

We maintain a Policy Statement for the Prevention of Insider Trading that applies to all securities issued by the Company, including common stock, options to purchase shares of common stock, preferred stock, and any other type of security that the Company may issue or that relates to the Company's securities. Company employees, directors and consultants are prohibited from engaging in hedging transactions, including purchasing Company stock on margin or engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company's equity securities. Additionally, our 2007 Plan prohibits the pledging of awards granted under the plan.

Tax Deductibility of Annual Compensation

Section 162(m) of the Internal Revenue Code limits tax deductions for certain annual compensation in excess of $1 million paid to certain individuals named in the summary compensation tables of public company proxy statements. The Committee considers tax deductibility when structuring compensation programs and presently expects to pursue compensation programs that are intended to be tax deductible where practicable to the extent consistent with our compensation goals and philosophies. However, if circumstances warrant, the Committee retains the discretion to grant incentive awards to NEOs that are not fully deductible as a result of Section 162(m), as the Committee must balance the effectiveness and overall goals of our executive compensation programs with the materiality of reduced tax deductions. For example, in determining to adjust actual results for the EBITDA minus CapEx performance metric to exclude the impact of the California Attorney General settlement for purposes of determining the number of shares Mr. Davis would earn under his performance-based restricted stock award for fiscal 2016, the Committee recognized that the additional shares Mr. Davis earned as a result of such adjustment would not be fully deductible for purposes of Section 162(m). In addition, even where compensation programs are intended to qualify as performance-based compensation for purposes of Section 162(m), there can be no guarantee that the requirements of Section 162(m) will be satisfied and that all such compensation will be deductible.

Accounting for Stock-Based Compensation

ASC Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity-based awards under our equity incentive award plans are accounted for under ASC Topic 718. The Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Equity Award Grant Practices

We do not have any program, plan or practice to time equity awards to our employees in coordination with the release of material non-public information. We generally grant awards at the time employment commences and annually in connection with our annual compensation review process. We do not time the grant of equity awards based on our stock price. If we are in possession of material non-public information, either favorable or unfavorable, when equity awards are made, the Committee will not take the information into consideration in determining award amounts. Our practice is to determine the stock price for annual NEO equity awards on the day that incentive awards are granted.

Severance and Change in Control Arrangements

We consider severance to be an integral part of the overall compensation package for our executives. We provide severance to attract and retain individuals with superior ability and managerial talent, provide our executives with appropriate protections due to their vulnerability to terminations of employment due to a change in control, merger or acquisition and encourage our executives to focus their attention on their work duties and responsibilities in all situations.

Change in Control.    The NEOs are generally not entitled to receive cash payments or accelerated vesting of equity awards solely as a result of a change in control of the Company. The only outstanding equity awards that contain a single trigger vesting acceleration provision are stock option awards granted prior to November 20, 2013 to our Executive Chairman, all of which were out of the money as of June 30, 2016 such that no value would be realized with respect to such awards upon a change in control. We have adopted a go-forward policy pursuant to which all restricted stock awards and stock option grants will be subject to "double trigger" acceleration upon a change in control, such that these awards will vest in full only if the NEO is terminated without cause in connection with the change in control. For this purpose, a termination without cause includes a "constructive termination," which generally involves any material diminution in the NEO's base salary, bonus potential, job title or responsibilities, as well as a relocation of the NEO's principal place of business outside of a 40-mile radius.

In fiscal 2016, the Committee approved limited change in control benefits for our NEOs, other than Mr. Davis and Mr. Udell, whose change in control rights are set forth in their respective employment contracts, in order to ensure that their interests are aligned with those of our stockholders in connection with any potential change in control transactions in the future. We entered into change in control agreements with these NEOs pursuant to which, in the event the NEO is terminated without "cause" or resigns for "good reason" within 24 months following a change in control, the executive would be entitled to receive 1.5 times the severance amount available under the executive's employment agreement with the Company, or under the Company's standard severance practices if the NEO does not have an employment agreement.

For purposes of the change in control agreements, "good reason" is generally defined in the same manner as "constructive termination", except that (i) it also includes the Company's failure to obtain an agreement from a successor to assume the change in control agreement and (ii) the relocation provision applies to a 50 mile radius.

Severance.    With regard to severance payments not made in connection with a change in control of the Company, and if not otherwise provided for in the applicable employment agreement, the Company's severance guidelines provide that for terminations without cause and, beginning in fiscal 2016, resignations for good reason, the NEOs will be eligible to receive, contingent upon signing a release of claims, (i) accelerated vesting of outstanding and unvested stock options that otherwise would have vested in the one year period following the date of termination (all other options to be forfeited) and (ii) accelerated vesting of outstanding and unvested restricted stock awards, subject entirely to the Committee's discretion, such that executives are not entitled to receive this benefit unless the Committee determines to provide it at the time of termination. For restricted stock awards granted prior to August 2015, accelerated vesting upon a termination without cause or a constructive termination was provided under the terms of the applicable stock award agreements and these provisions were removed for all subsequent grants as part of our executive compensation reforms. For Mr. Davis and Mr. Udell, the terms governing the accelerated vesting of equity awards are contained in their employment agreements. These agreements provide that in the event of termination without cause or resignation for good reason, unvested equity awards would be accelerated by two years for Mr. Davis and one year for Mr. Udell, except that the vesting of all performance-based awards remains subject to the Company's attainment of the applicable performance goals.

We believe that providing the NEOs with the above-described severance payments and benefits upon certain terminations of employment are key retention tools that assist us with remaining competitive with the companies in our peer group, provide our executive officers with incentives to focus on the best interests of our stockholders in the context of a potential change in control, and appropriately protect our executive officers in the event of an involuntary termination of employment without creating a windfall due solely to a change in control.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, we periodically evaluate the risk profile associated with the Company's executive and other compensation programs. In fiscal 2016, the Committee engaged Compensia to review the existing programs and analyze whether they create risks that are reasonably likely to have a material adverse effect on the Company. Among other factors, this analysis considered the program structure, design characteristics and performance-based measures associated with our executive compensation programs and concluded that our compensation programs contain a number of safeguards that are expected to minimize excessive risk taking, including a reasonable mix of cash and equity compensation opportunities, a compensation claw back policy, the use of multiple measures in our annual incentive plan, balanced bonus and equity variable pay structures, multi-year vesting of long-term incentive grants, succession plan for key executives and a stock ownership policy for our NEOs.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the Company's ability to effectively identify and manage significant risks, are compatible with effective internal controls and the risk management practices of our Company, and are supported by the oversight and administration of the Committee with regard to our executive compensation programs.

COMPENSATION TABLES

Summary Compensation Table for Fiscal 2016

The following table shows the compensation we paid to our NEOs for services rendered during fiscal 2016, 2015 and 2014.

Name	Fiscal Year	Base Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Nathaniel A. Davis	2016	$610,178	—	$3,160,796	$1,500,001	$1,616,972	$17,885	$6,905,832
Executive Chairman	2015	700,000	—	1,702,755	1,500,899	1,407,280	14,512	5,325,446
	2014	577,504	—	1,500,000	1,500,000	663,125	14,113	4,254,742

Stuart J. Udell	2016	256,438	$200,000	3,475,390	—	539,981	68,889	4,540,698
Chief Executive Officer (5)

James J. Rhyu	2016	486,500	—	533,140	—	510,825	9,719	1,540,184
Executive Vice	2015	478,500	—	2,542,050	—	584,727	8,877	3,614,154
President and Chief Financial Officer	2014	460,000	—	—	—	322,000	42,322	824,322

Howard D. Polsky	2016	380,000	—	448,960	—	185,000	20,480	1,034,440
Executive Vice	2015	345,000	—	414,260	—	155,699	14,961	929,920
President, General Counsel and Secretary	2014	315,000	—	629,000	—	153,125	13,109	1,110,234

Allison Cleveland	2016	396,000	—	491,050	—	196,650	7,380	1,091,080
Executive Vice	2015	360,000	—	376,600	—	160,668	6,754	904,022
President, School Management and Services	2014	311,667	—	377,000	—	160,625	5,659	854,951

Joseph P. Zarella	2016	390,000	—	434,930	—	196,650	19,642	1,041,222
Executive Vice President, Business Operations	2015	245,702	75,000	306,250	325,200	110,055	4,166	1,066,373

(1)
Amount shown for 2016 represents 50% of a signing bonus Mr. Udell is entitled to receive in connection with his commencement of employment with the Company. The remaining 50% will be paid within 180 days of February 8, 2016, the effective date of his employment.

(2)
These columns represent the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, which, for performance-based awards, are shown based on the probable outcome with respect to the applicable performance conditions. For performance-based restricted shares granted to Mr. Davis, amounts are shown based on the target award level of 111,690 shares (a maximum of 148,548 shares were eligible to be earned). For PSUs granted to our NEOs in fiscal 2016, zero value is reflected in the table above because it was determined that the threshold performance conditions for these awards were not probable to be attained. Assuming that all performance-based awards were or are earned at maximum levels, the amounts that would be reflected in the table above would be: Mr. Davis: $4,035,000; Mr. Udell: $2,250,005; Mr. Rhyu: $1,755,225; Mr. Polsky: $1,271,025; Ms. Cleveland: $1,472,775; and Mr. Zarella: $1,472,775. For additional information, including information regarding the assumptions used when valuing the stock options, refer to note 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2016. See the table below entitled "Grants of Plan-Based Awards During Fiscal 2016" for additional information on restricted stock awards and stock options granted during fiscal 2016.

(3)
All amounts are reported in the year earned, regardless of when they are paid.

(4)
The amounts in this column consist of 401(k) plan matching contributions, Company-paid life insurance, long-term disability premiums, and other perquisites consisting of temporary housing and commuting allowances. The amount paid to Mr. Udell includes $41,665 in a temporary housing allowance and $24,169 in relocation costs.

(5)
Mr. Udell was hired as our Chief Executive Officer effective as of February 8, 2016.

Grants of Plan-Based Awards During Fiscal 2016

The following table provides information regarding grants of plan-based awards to our NEOs during fiscal 2016. The awards described in the following table were granted under our Executive Bonus Plan, 2007 Plan and LTIP.

Name	Grant Date	Estimated Possible Payouts under Non-equity Incentive Plan Awards (1)		Estimated Possible Payouts under Equity Incentive	Estimated Possible Payouts under Equity Incentive	Estimated Possible Payouts under Equity Incentive	All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option and Stock Awards ($)

		Target ($)	Maximum ($)	Plan Awards: Threshold (#)	Plan Awards: Target (#)	Plan Awards: Maximum (#)	(#)	Options (#)

Nathaniel A. Davis	—	915,267	1,830,534	—	—	—	—	—	—	—
Executive Chairman	2/8/2016 (2)	—	—	—	38,462	—	—	—	—	257,695
	2/8/2016 (3)	—	—	—	93,750	—	—	—	—	474,375
	2/8/2016 (4)	—	—	—	131,579	—	—	—	—	502,632
	9/21/2015 (5)	—	—	140,000	200,000	300,000	—	—	—	—
	9/10/2015 (6)	—	—	89,352	111,690	148,548	—	—	—	1,926,094
	9/10/2015 (9)	—	—	—	—	—	—	243,112	13.43	1,500,001

Stuart J. Udell	—	384,657	705,205	—	—	—	—	—	—	—
Chief Executive Officer	2/8/2016 (2)	—	—	—	76,923	—	—	—	—	578,461
	2/8/2016 (3)	—	—	—	93,750	—	—	—	—	582,188
	2/8/2016 (4)	—	—	—	157,895	—	—	—	—	814,738
	2/8/2016 (5)	—	—	108,921	155,602	233,403	—	—	—	—
	2/8/2016 (7)	—	—	—	—	—	155,602	—	—	1,500,003

James J. Rhyu	—	389,200	681,100	—	—	—	—	—	—	—
Executive Vice President	9/21/2015 (5)	—	—	60,900	87,000	130,500	—		—	—
and Chief Financial Officer	8/6/2015 (8)	—	—	—	—	—	38,000	—	—	533,140

Howard D. Polsky	—	190,000	317,680	—	—	—	—	—	—	—
Executive Vice President,	9/21/2015 (5)	—	—	44,100	63,000	94,500	—	—	—	—
General Counsel and Secretary	8/6/2015 (8)	—	—	—	—	—	32,000	—	—	448,960

Allison Cleveland	—	198,000	331,056	—	—	—	—	—	—	—
Executive Vice President,	9/21/2015 (5)	—	—	51,100	73,000	109,500	—	—	—	—
School Management and Services	8/6/2015 (8)	—	—	—	—	—	35,000	—	—	491,050

Joseph P. Zarella	—	195,000	326,040	—	—	—	—	—	—	—
Executive Vice President,	9/21/2015 (5)	—	—	51,100	73,000	109,500	—	—	—	—
Business Operations	8/6/2015 (8)	—	—	—	—	—	31,000	—	—	434,930

(1)
Represents the target and maximum incentive awards payable under our Executive Bonus Plan based on fiscal 2016 base salaries for each named executive officer. For additional information regarding our Executive Bonus Plan, see "Fiscal 2016 Compensation Decisions—Determination of Annual Incentive Compensation" above.

(2)
Represents a stock price RSA opportunity award that would be earned if our average stock price over a 30-day period reaches $13.00 before February 8, 2018 (for Mr. Davis) or February 8, 2019 (for Mr. Udell).

(3)
Represents a stock price RSA opportunity award that will be earned if our average stock price over a 30-day period reaches $16.00 before February 8, 2018 (for Mr. Davis) or February 8, 2019 (for Mr. Udell).

(4)
Represents a stock price RSA opportunity award that will be earned if our average stock price over a 30-day period reaches $19.00 before February 8, 2018 (for Mr. Davis) or February 8, 2019 (for Mr. Udell).

(5)
Represents PSU awards that will vest based on the attainment of academic and student retention metrics measured over two and three year performance periods.

(6)
Represents performance-based RSAs granted to Mr. Davis that will be earned based on the attainment of EBITDA minus CapEx targets and which will vest over 3 years.

(7)
Represents a restricted stock award that vests as to 25% of the shares on February 8, 2017 and in eight substantially equal quarterly installments thereafter.

(8)
Represents restricted stock awards vesting semi-annually over a three-year period, with 20% vesting in the first year and 40% vesting in each of the next two years following the grant date.

(9)
Represents stock options that vest as to 25% of the shares subject to the award on September 10, 2016 and in 12 substantially equal quarterly installments thereafter.

Outstanding Equity Awards at End of Fiscal 2016

The following table provides information regarding outstanding equity awards held by our NEOs as of June 30, 2016. The section titled "Determination of Long-Term Incentive Compensation" in the Compensation Discussion and Analysis above provides additional information regarding the outstanding equity awards set forth in this table.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Amount of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Nathaniel A. Davis	420,000	—	21.26	01/07/21	—	—	—	—
	81,368	104,617 (1)	18.17	09/04/22	—	—	—	—
	67,179	30,541 (1)	33.92	09/19/21	—	—	—	—
	2,500	—	17.46	07/13/17	—	—	—	—
	—	243,112 (1)	13.43	09/10/23	—	—	—	—
	—	—	—	—	140,000 (2)	1,748,600	—	—
	—	—	—	—	263,791 (3)	3,294,750	—	—
	—	—	—	—	—	—	228,221 (4)	2,850,484

Stuart J. Udell	—	—	—	—	108,921 (2)	1,360,428	—	—
	—	—	—	—	328,568 (5)	4,103,814	—	—
	—	—	—	—	—	—	155,602 (6)	1,943,469

James J. Rhyu	—	—	—	—	60,900 (2)	760,641	—	—
	—	—	—	—	—	—	131,200 (7)	1,638,688

Howard D. Polsky	14,000	—	23.45	08/21/16	—	—	—	—
	—	—	—	—	44,100 (2)	550,809	—	—
	—	—	—	—			46,000 (8)	574,540

Allison Cleveland	5,600	—	17.46	07/13/17	—	—	—	—
	3,000	—	23.45	08/21/16	—	—	—	—
	—	—	—	—	51,100 (2)	638,239	—	—
	—	—	—	—	—	—	45,900 (9)	573,291

Joseph P. Zarella	22,500	37,500 (10)	12.25	11/03/22			—	—
	—	—	—	—	51,100 (2)	638,239	42,900 (11)	535,821

(1)
Mr. Davis's unvested stock options vest as follows, subject to his continued employment through the applicable vesting date:

•
104,617 options vest in nine equal quarterly installments of 11,624 options beginning on September 4, 2016;

•
30,541 options vest in five equal quarterly installments of 6,107 options beginning on September 19, 2016; and

•
243,112 options vest as to 60,778 options on September 10, 2016 and then vest in 12 equal quarterly installments of 15,194 options beginning on December 10, 2016.

(2)
Represent PSUs at the threshold performance level granted in fiscal 2016. The PSUs vest upon the achievement of performance goals as follows:

•
30% of the PSUs vest upon the achievement of the Retention Metric measured at July 1, 2018;

•
30% of the PSUs vest upon the achievement of the Academic Metric measured at July 1, 2017; and

•
40% of the PSUs vest upon the achievement of the Academic Metric measured at July 1, 2018.

If the target performance level is achieved, additional PSUs may be earned up to approximately 143% of the threshold level and, if the outperform performance level is achieved, additional PSUs may be earned up to approximately 214% of the threshold level.

(3)
Represents stock price RSAs that vest if our average stock price over a consecutive 30 day period reaches $13 (38,462 shares), $16 (93,750 shares) and $19 (131,579 shares), in each case, prior to December 8, 2018.

(4)
Mr. Davis's outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
In early fiscal 2017, Mr. Davis's outstanding equity incentive plan awards were deemed earned at a level of 148,548 shares of restricted stock. 49,516 shares of this restricted stock award vested on August 26, 2016 and the remaining two-thirds will vest in annual installments over the next two years;

•
60,067 restricted shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2015 and earned based on fiscal 2015 performance as determined by the Committee in early fiscal 2016. 30,033 shares of this restricted stock award vested on July 27, 2015 and the remaining two-thirds will vest in annual installments over the next two years; and

•
19,606 restricted shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2014 and earned based on fiscal 2014 performance as determined by the Committee in early fiscal 2015. One-third of these shares vested in early fiscal 2015 at the time of the Committee's determination and the remaining two-thirds vest in annual installments over the next two years.

(5)
Represents stock price RSAs that vest if our average stock price over a consecutive 30 day period reaches $13 (76,923 shares), $16 (93,750 shares) and $19 (157,895 shares), in each case, prior to December 8, 2019.

(6)
Mr. Udell's outstanding shares of restricted stock vest as to 38,900 shares on February 8, 2017 and as to 14,588 shares in eight equal quarterly installments beginning on May 8, 2017, subject to his continued employment through the applicable vesting date.

(7)
Mr. Rhyu's outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
21,000 shares vest semi-annually in three equal installments of 7,000 shares beginning on August 29, 2016;

•
36,000 shares vest semi-annually in three equal installments of 12,000 shares beginning on August 29, 2016 and 40,000 shares vest annually in two equal installments of 20,000 shares beginning on August 28, 2017; and

•
3,800 shares vest on August 6, 2016 and 30,400 shares vest semi-annually in four equal installments of 7,600 shares beginning on February 6, 2017.

(8)
Mr. Polsky's outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
4,000 shares vest on August 6, 2016;

•
13,200 shares vest semi-annually in three equal installments of 4,400 shares beginning on August 29, 2016; and

•
3,200 shares vest on August 6, 2016 and 25,600 shares vest semi-annually in four equal installments of 6,400 shares beginning on February 6, 2017.

(9)
Ms. Cleveland's outstanding shares of restricted stock vest as follows, subject to her continued employment through the applicable vesting date:

•
2,400 shares vest on August 6, 2016;

•
12,000 shares vest semi-annually in three equal installments of 4,000 shares beginning on August 29, 2016; and

•
3,500 shares vest on August 6, 2016 and 28,000 shares vest semi-annually in four equal installments of 7,000 shares beginning on February 6, 2017.

(10)
Mr. Zarella's unvested stock options vest as to 37,500 options in ten equal quarterly installments of 3,750 shares beginning on August 3, 2016, subject to his continued employment through the applicable vesting date.

(11)
Mr. Zarella's outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
15,000 shares vest in three equal semi-annual installments of 5,000 shares beginning on November 3, 2016; and

•
3,100 shares vest on August 6, 2016 and 24,800 shares vest semi-annually in four equal installments of 6,200 shares beginning on February 6, 2017.

Option Exercises and Stock Vested During Fiscal 2016

The following Option Exercises and Stock Vested table provides additional information about the value realized by the NEOs as a result of the vesting of restricted stock awards during the year ended June 30, 2016. The NEOs did not exercise any stock option awards during fiscal 2016.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Nathaniel A. Davis	120,716	1,482,664

Stuart J. Udell	—	—

James J. Rhyu	76,000	797,972

Howard D. Polsky	20,600	238,168

Allison Cleveland	17,960	200,022

Joseph P. Zarella	10,600	117,760

(1)
Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing price of our common stock on the date of vesting.

Fiscal 2016 Non-Qualified Deferred Compensation

The following table sets forth certain information with respect to amounts deferred by the NEOs during the year ended June 30, 2016, under our Deferred Compensation Plan, which is discussed in more detail above.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings/(Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Nathaniel A. Davis	—	—	—	—	—

Stuart J. Udell	—	—	—	—	—

James J. Rhyu	48,650	—	(1,429)	—	142,911

Howard D. Polsky	—	—	—	—	—

Allison Cleveland	—	—	—	—	—

Joseph P. Zarella	117,000	—	(2,665)	—	230,485

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with each of Mr. Davis, Mr. Udell, Mr. Rhyu and Mr. Polsky that provide for severance payments and benefits upon certain terminations of employment. Our NEOs are also entitled to certain payments and benefits upon a change in control of the Company. The terms and conditions of such payments and benefits, and the circumstances in which they will be paid or provided to our NEOs, are described in more detail below.

Employment Agreements

Summary of Employment Agreement with Mr. Davis

In connection with the restructuring of our executive leadership team, on January 27, 2016, we entered into a second amended and restated employment agreement with Mr. Davis, pursuant to which Mr. Davis will continue employment as our Executive Chairman. The employment agreement has an initial term of two years and automatically renews for successive one year periods unless notice of non-renewal is delivered by either party at least 60 days prior to the expiration of the applicable term.

Under the terms of the employment agreement, Mr. Davis is entitled to receive an annual base salary of $400,000 and is eligible for annual performance-based bonuses with a target award amount equal to 150% of his base salary and maximum award opportunity of 300% of his base salary. Mr. Davis is also entitled to annual awards under the Company's equity incentive awards plans and programs as in effect from time to time with a target award level of $2,000,000 beginning in fiscal 2017, subject to Committee and board approval.

If we terminate Mr. Davis's employment without cause or he resigns for good reason, Mr. Davis will be entitled to receive (i) a lump sum cash payment equal to three times his base salary, (ii) a pro-rated portion of the annual bonus he would have received for the year of termination, based upon actual performance for such year and generally paid at the same time annual bonuses are paid to the Company's executives, and (iii) one year of continued health, medical, dental and vision benefits (or a payment in lieu thereof). Mr. Davis would also be entitled to accelerated vesting of his outstanding equity awards (including stock price RSAs to the extent the applicable price threshold is attained within 30 days after termination) to the extent such awards would have vested during the 24 month period following his termination of employment; provided that performance-based equity awards will only be payable subject to the attainment of the applicable performance measures. If Mr. Davis's termination without cause or resignation for good reason occurs within 24 months following a change in control, Mr. Davis will be entitled to receive the severance payments and benefits described above, except that, all of Mr. Davis's outstanding equity awards would become 100% vested and any performance-based equity awards will remain subject to the attainment of applicable performance measures as such measures apply in connection with the change in control.

If we elect not to renew the employment agreement, no severance payments will be made; however, if, in such event, Mr. Davis is asked to leave the Board of Directors, Mr. Davis will be entitled to accelerated vesting of his outstanding option awards, and an extended option exercise period of one year. Any restricted stock that has been awarded will not accelerate beyond the quarter in which the resignation occurs.

In the event Mr. Davis's employment is terminated due to death or disability, Mr. Davis (or his estate) will receive (i) three months of continued base salary payments, (ii) a pro-rated performance bonus for the year of termination, and (iii) one year of continued health, medical, dental and vision benefits (or a payment in lieu thereof). Mr. Davis would also be entitled to accelerated vesting of his outstanding equity awards to the extent such awards would have vested during the 12 month period following his termination of employment; provided that performance-based equity awards will only be payable subject to the attainment of the applicable performance measures.

Mr. Davis's receipt of any severance payments or benefits is generally contingent upon his entering into a customary separation agreement with the Company. The employment agreement also contains a three year confidentiality covenant and additional restrictive covenants pursuant to which Mr. Davis has agreed not to compete with us or solicit our customers or employees for 12 months following termination. If Mr. Davis is terminated without cause or resigns for good reason, in either case, within 24 months following a change in control and the Company or the successor entity elects to continue Mr. Davis's compliance with the non-compete provision, then Mr. Davis will be entitled to an additional payment equal to one times his then-current base salary.

Summary of Employment Agreement with Mr. Udell

We entered into an employment agreement with Mr. Udell, effective February 8, 2016, pursuant to which Mr. Udell serves as Chief Executive Officer. Mr. Udell's employment agreement has an initial term of three years and automatically renews for successive one year periods unless notice of non-renewal is delivered by either party at least 60 days prior to the expiration of the applicable term.

Under the terms of the employment agreement, Mr. Udell is entitled to receive an annual base salary of $650,000 and is eligible for annual performance-based bonuses with a target award amount equal to 150% of his base salary and maximum award opportunity of 300% of his base salary. Mr. Udell is also entitled to annual awards under the Company's equity incentive awards plans and programs as in effect from time to time with a target award level of $2,000,000, subject to Committee and board approval.

If we terminate Mr. Udell's employment without cause (which includes the Company's non-renewal of the term of the agreement) or he resigns for good reason, Mr. Udell will be entitled to receive (i) a lump sum cash payment equal to three times his base salary, (ii) a pro-rated portion of the annual bonus he would have received for the year of termination, based upon actual performance for such year and paid at the same time annual bonuses are generally paid to the Company's senior executives, (iii) his prior year's earned but unpaid bonus, and (iv) if he elects to continue participating in the Company's healthcare plans pursuant to COBRA, payment of his COBRA premiums for a period of up to 18 months. Mr. Udell would also be entitled to accelerated vesting of his outstanding equity awards (including stock price RSAs to the extent the applicable price threshold is attained within 30 days after termination) to the extent such awards would have vested during the 12 month period following his termination of employment; provided that, performance-based equity awards will only be payable subject to the attainment of the applicable performance measures. If Mr. Udell's termination without cause or resignation for good reason occurs within 24 months following a change in control, Mr. Udell will be entitled to receive those severance payments and benefits described above, except that all of Mr. Udell's outstanding equity awards would become 100% vested and any performance-based equity awards will remain subject to the attainment of applicable performance measures as such measures apply in connection with the change in control.

Mr. Udell's receipt of any severance payments or benefits is generally contingent upon his entering into a customary separation agreement with the Company. The employment agreement also contains a non-disparagement covenant pursuant to which Mr. Udell and the Company have agreed to refrain from disparaging the other and additional restrictive covenants pursuant to which Mr. Udell has agreed not to compete with us or solicit our customers or employees for 12 months following his termination.

Summary of Letter Agreement with Mr. Rhyu

We have entered into a letter agreement with Mr. Rhyu pursuant to which, in the event he is terminated without cause or resigns for good reason, Mr. Rhyu is entitled to 12 months of base salary continuation and any earned but unpaid bonus for the fiscal year immediately preceding the year of termination.

The agreement also provides that Mr. Rhyu is subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which prohibits the solicitation of employees during the one year period following termination of employment.

Summary of Employment Agreement with Mr. Polsky

We have entered into an employment agreement with Mr. Polsky pursuant to which, in the event he is terminated without cause or resigns for good reason, Mr. Polsky is entitled to 12 months of base salary continuation.

The agreement also provides that Mr. Polsky is subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which prohibits the solicitation of employees during the one year period following termination of employment.

Change in Control Arrangements

None of our NEOs is entitled to any payments or benefits upon a change in control of the Company absent a qualifying termination in connection with the change in control. The only outstanding equity awards that contain a single trigger vesting acceleration provision are stock option awards granted prior to November 20, 2013 to our Executive Chairman, all of which were out of the money as of June 30, 2016 such that no value would be realized with respect to such awards upon a change in control. Going forward, no new grants of equity awards provide for "single trigger" change in control vesting.

In fiscal 2016, the Committee approved limited change in control benefits for our NEOs, other than Mr. Davis and Mr. Udell, and we subsequently entered into change in control agreements with these NEOs, pursuant to which the NEOs are entitled to certain additional benefits in the event they incur a qualifying termination within the 24 month period following a change in control of the Company. These agreements are described in more detail above under the heading "Severance and Change in Control Arrangements—Change in Control".

Potential Value of Termination and Change-in-Control Benefits

The following table provides the dollar value of the potential payments and benefits that each NEO would be eligible to receive upon certain terminations of employment (including in connection with a change in control of the Company) and upon a change in control of the Company absent a termination of employment, assuming that the termination or change in control, as applicable, occurred on June 30, 2016, and the price per share of our common stock equaled $12.49, the value of one share of our common stock on the last day of fiscal 2016.

Name	Payment	Death	Disability	Termination Without Cause	Constructive Termination/ Good Reason	Change in Control (no Termination)	Change in Control (and Qualifying Termination)

Nathaniel A. Davis	Salary Continuation	$100,000 (1)	$100,000 (1)	$1,200,000	$1,200,000	—	$1,200,000 (2)

	Bonus	1,616,972	1,616,972	1,616,972	1,616,972	—	1,616,972

	Benefit Continuation (3)	5,040	5,040	5,040	5,040	—	5,040

	Option Vesting	—	—	—	—	—	—

	Restricted Stock Vesting (4)	2,850,484	2,850,484	2,232,030	2,232,030	—	2,850,484

Stuart J. Udell	Salary Continuation	—	—	1,950,000	1,950,000	—	1,950,000

	Bonus	—	—	539,981	539,981	—	539,981

	Benefit Continuation (3)	—	—	10,524	10,524	—	10,524

	Restricted Stock Vesting (4)	1,943,469	1,943,469	668,065	668,065	—	1,943,469

James J. Rhyu	Salary Continuation	—	—	486,500	486,500	—	729,750

	Benefit Continuation (3)	—	—	—	—	—	5,390

	Restricted Stock Vesting (5)	1,638,688	1,638,688	1,211,530	1,211,530	—	1,638,688

Howard D. Polsky	Salary Continuation	—	—	380,000	380,000	—	570,000

	Benefit Continuation (3)	—	—	4,877	4,877	—	4,877

	Restricted Stock Vesting (5)	574,540	574,540	214,828	214,828	—	574,540

Allison Cleveland	Salary Continuation	—	—	—	—	—	594,000

	Benefit Continuation (3)	—	—	—	—	—	7,015

	Restricted Stock Vesting (5)	573,291	573,291	179,856	179,856	—	573,291

Joseph P. Zarella	Salary Continuation	—	—	—	—	—	292,500

	Benefit Continuation (3)	—	—	—	—	—	5,173

	Restricted Stock Vesting (5)	535,821	535,821	187,350	187,350	—	535,821

(1)
Represent 100% of the pro-rata death or disability payment on the last day of the fiscal year.

(2)
Amount shown assumes that the Company or a successor to the Company does not require Mr. Davis's continued compliance with the non-compete provision of his employment agreement after his termination. If the Company does require his continued compliance with the non-compete provision of his employment agreement after his termination, he would receive an additional payment of one times his base salary, which was equal to $400,000 as of June 30, 2016.

(3)
Amounts shown represent an estimate of the cost to provide continued health, medical, dental and vision benefits.

(4)
Accelerated vesting of restricted stock for Mr. Davis is governed by the terms of his employment agreement and for Mr. Udell, the terms of his employment agreement and applicable award agreements. Amounts shown do not include PSUs, which would remain eligible to vest following termination, in whole or in part, to the extent the applicable performance conditions were attained, which was not deemed probable to occur as of June 30, 2016. Stock price RSAs granted to Mr. Davis and Mr. Udell are eligible to vest following termination of employment only if the applicable average stock price threshold is attained within 30 days after termination, which did not occur during the 30 day period following June 30, 2016.

(5)
Accelerated vesting of restricted stock is governed by the terms of the applicable award agreement or change in control agreement. Amounts shown do not include PSUs, which would remain eligible to vest following termination, in whole or in part, to the extent the applicable performance conditions were attained, which was not deemed probable to occur as of June 30, 2016.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the "Committee") has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on its review and discussion with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

As already disclosed, the Company recently identified an error in its previously reported results of Scantron tests taken by students at K12 managed schools during the 2013-14 school year. The Company will be including the corrected Scantron test results for that year in its 2016 Academic Report. The Company has further determined that this error resulted in an inaccurate calculation and reporting of the Company's FY 2014 PMO Academic Metric and the overpayment of bonus compensation to multiple current and former senior executives to which this specific PMO applied. The total excess bonus compensation paid to the Company's Named Executive Officers for FY 2014 as a result of this error and inaccurate calculation was $212,554. Applying the Company's previously disclosed marginal income tax rate for FY 2014 of 37.9%, the cash impact of the error to the Company with respect to NEO bonus compensation for that year was $131,996. The Committee has reviewed this matter, the source of the error and the resulting inaccurate calculation, considered relevant factors including the immateriality of the cash impact to the Company and the impracticality of collecting the excess bonus paid to two former NEOs and determined, in their business judgment, that no further action was necessary.

This report is provided by the following independent directors, who comprise the Committee:

Members of the Compensation Committee
Adam L. Cohn (Chairman) Steven B. Fink Jon Q. Reynolds, Jr.

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

 CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Policies and Procedures for Related-Party Transactions

We recognize that related-party transactions present a heightened risk of conflicts of interest and have adopted a written policy to which all related-party transactions shall be subject. Pursuant to the policy, the Audit Committee of our Board of Directors, or in the case of a transaction in which the aggregate amount is, or is expected to be, in excess of $250,000, the Board of Directors will review the relevant facts and circumstances of all related-party transactions, including, but not limited to: (i) whether the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party; and (ii) the extent of the related party's interest in the transaction. Pursuant to the policy, no director, including the Chairman of the Audit Committee, may participate in any approval of a related- party transaction to which he or she is a related party. The Board of Directors or Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.

Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example: (i) compensation to an officer or director where such compensation is required to be disclosed in our proxy statement; (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction; and (iii) transactions involving competitive bids or fixed rates. Additionally, pursuant to the terms of our related-party transaction policy, all related-party transactions are required to be disclosed in our applicable filings as required by the Securities Act of 1933 and the Exchange Act and related rules. Furthermore, any material related-party transactions are required to be disclosed to the full Board of Directors. We have established internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related-party transactions that must be pre-approved under our related-party transactions policy.

Compensation Committee Interlocks and Insider Participation

In fiscal 2016, there were no interlocking relationships existing between members of our Board of Directors and our Compensation Committee and members of the Board of Directors or the compensation committee of any other company. No members of the Compensation Committee are current or former officers of the Company or were employees of the Company during the past fiscal year and no members of the Compensation Committee have any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, we are providing our stockholders with a non-binding advisory vote to approve the compensation paid to our NEOs as disclosed in this Proxy Statement in accordance with rules promulgated by the SEC.

Our Board of Directors is committed to corporate governance best practices and recognizes the substantial interests that stockholders have in executive compensation matters. The Compensation Committee of our Board of Directors has designed our executive compensation programs with the following key objectives:

Objective	How our executive compensation programs reflect this objective

To achieve strong Company performance	• Aligns executive compensation with the Company's and the individual's performance
• Makes a substantial portion of total compensation variable with performance

To align executives' and stockholders' interests	• Provides executives with the opportunity to participate in the ownership of the Company • Rewards executives for long-term growth in the value of our stock
• Requires minimum stock ownership levels for the executive officers
• Links executive pay to specific, measurable results intended to create value for stockholders

To motivate executives to meet specific performance goals

•

Compensates executives with performance-based awards that depend upon the achievement of pre-established corporate targets

•

Rewards executives for individual contributions to the Company's achievement of Company-wide performance objectives

To attract and retain a talented executive team	• Targets total compensation to approximate between the 50th to 75th percentile range among companies with which we compete for talent and for stockholder investment
• Utilizes independent compensation consultants and competitive market data to monitor pay relative to peer companies

We encourage our stockholders to review the Compensation Discussion and Analysis in this Proxy Statement, which describes our executive compensation philosophy and the design of our executive compensation programs in detail. Our Board of Directors believes our executive compensation programs are effective in creating value for our stockholders and moving the Company towards realization of its long-term goals.

We are asking our stockholders to signal their support for the compensation of our NEOs by casting a vote "FOR" the following resolution:

    "RESOLVED, that the Company's stockholders approve, on a non-binding advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement for the 2016 Annual Meeting pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure."

The vote sought by this proposal is advisory and not binding on the Company, our Board of Directors or the Compensation Committee. Although the vote is non-binding and advisory, the Company, our Board of Directors and the Compensation Committee value the input of our stockholders, and the Compensation Committee will consider the outcome of the vote when making future executive compensation determinations. The next advisory vote on executive compensation is expected to occur at the 2017 Annual Meeting of Stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3:
APPROVAL OF THE COMPANY'S 2016 EQUITY INCENTIVE AWARD PLAN

Our Board of Directors (the "Board") is seeking stockholder approval of the Company's 2016 Incentive Award Plan (the "2016 Plan"). The 2016 Plan will become effective on the day of our Annual Meeting, assuming approval of this proposal by our stockholders.

We believe that providing long term incentive compensation opportunities in the form of equity awards aligns the interests of the Company's employees, directors and consultants with the long-term interests of our stockholders, linking compensation to Company performance while building the value of our Company. The use of equity awards as compensation also allows the Company to conserve cash resources for other important purposes.

The Board has adopted, subject to stockholder approval, the 2016 Plan for our employees, consultants and directors. The 2016 Plan is a new equity compensation plan that is intended to replace our existing 2007 Plan, which was adopted prior to our initial public offering. However, we are not seeking to increase the number of shares that are available for equity compensation awards. Rather, the number of shares that will be available for awards under the 2016 Plan will be equal to the number of shares available under our existing 2007 Plan, which will no longer be used for new grants if the 2016 Plan is approved. In fact, if the 2016 Plan is approved, there will be an overall reduction in the number of shares that could be granted because the annual increase that would apply under the 2007 Plan's "evergreen" feature in July 2017 will not apply if the 2016 Plan is approved by our stockholders and becomes effective.

If the 2016 Plan is approved by the stockholders, the Board will not grant any future awards under the 2007 Plan and the annual increase to the number of shares available under the 2007 Plan that would take effect in July 2017 will not apply; however, the terms and conditions of the 2007 Plan will continue to govern any outstanding awards thereunder. If the stockholders do not approve the 2016 Plan, the 2016 Plan will not become effective and the 2007 Plan will continue in accordance with its terms (including the July 2017 annual share increase) until its expiration date in October 2017.

Why Stockholders Should Vote to Approve the 2016 Plan

Long-Term Incentive Awards are an Important Part of our Compensation Philosophy

We believe that the adoption of the 2016 Plan, which will allow us to continue to make equity compensation grants beyond the scheduled October 2017 expiration of the 2007 Plan, is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our employees, directors and consultants with those of our stockholders by giving these individuals the perspective of an owner with an equity stake in our Company and provide a means of recognizing their contributions to the success of our Company. Our Board and leadership team believe that long-term equity incentive awards are necessary to remain competitive in the market and are essential to recruiting and retaining the highly qualified employees who help our Company meet its goals.

Our long-term incentive program is broad-based. We believe we must continue to offer a competitive long-term equity incentive plan in order to attract, retain and motivate the talent imperative to our continued growth and success. As of October 1, 2016, 470 of our employees had received grants of equity awards and all eight of our non-employee directors had received grants of equity awards.

Our Existing Equity Plan Will Expire in 2017

The 2007 Plan will expire in accordance with its terms in October 2017 and we will not be able to continue to issue equity awards to our employees, directors and consultants following such date unless our stockholders approve the 2016 Plan. While we could increase cash compensation if we are unable to grant long-term equity incentive awards, we anticipate that we will have difficulty attracting, retaining and motivating our employees if we are unable to grant them equity awards. We believe that equity-based awards are a more effective compensation vehicle than cash because they align employee and stockholder interests with a smaller impact on current income and cash flow.

2016 Plan Contains Equity Compensation Best Practices—What is in the Plan?

The 2016 Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect our stockholders' interests. These provisions include:

  •
  Continued Broad-Based Eligibility for Equity Awards.  We grant equity awards to a large number of our employees and all of our non-employee directors. By doing so, we link employee and director interests with stockholder interests throughout the organization and motivate these individuals to act as owners of the business.

  •
  Stockholder Approval is Required for Additional Shares.  The 2016 Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of shares of our common stock which may be issued under the 2016 Plan.

  •
  Limitations on Share Recycling.  Shares tendered by participants to satisfy the exercise price or tax withholding obligation of an option will not be "added back" to the shares available for issuance under the 2016 Plan. Shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options are also not added back to the shares available for issuance under the 2016 Plan.

  •
  Limitations on Grants.  Individual limits on awards granted to any participant pursuant to the 2016 Plan during any fiscal year apply as follows: (i) a maximum of 2,000,000 shares of common stock may be subject to all options and stock appreciation rights; (ii) a maximum of 2,000,000 shares of common stock may be subject to all restricted stock, restricted stock units and other stock or cash based awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code (the "Code"); and (iii) a maximum of $3,000,000 may be paid in cash with respect to one or more awards payable in cash and not denominated in shares. These numbers may be adjusted to take into account equity restructurings and certain other corporate transactions as described below.

  •
  Director Award Limit.  An annual grant-date fair value limit of $750,000 per year applies to all equity and cash-based awards granted to non-employee directors.

2016 Plan Contains Equity Compensation Best Practices—What is not in the Plan?

  •
  No "Evergreen" Provision.  Unlike the 2007 Plan, the 2016 Plan does not contain an "evergreen" provision to increase the number of shares available for grants each year. Any increase to the maximum number of shares available will require stockholder approval.

  •
  No Repricing of Awards.  The 2016 Plan affirmatively provides that awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

  •
  No Discount Stock Options or Stock Appreciation Rights.  The 2016 Plan requires that all stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

  •
  No Dividend Payments on Performance-Based Awards.  Dividends and dividend equivalents may be paid on awards subject to performance vesting conditions only to the extent such conditions are met.

  •
  No Tax Gross-Ups.  The 2016 Plan does not provide for any tax gross-ups.

Determination of Share Reserve Under 2016 Plan

The table below presents information regarding the shares that were subject to various outstanding equity awards under the 2007 Plan and the other prior equity incentive plans of the Company (collectively, the "Prior Plans") at October 13, 2016.

	Number of Shares	Market Value ($) (1)

Options outstanding	2,112,119	310,596

Weighted-average exercise price of outstanding options	$20.03

Weighted-average remaining term of outstanding options	2.27 years

Restricted shares outstanding	2,820,000	40,043,993

Performance share units outstanding	1,089,602	15,472,348

(1)
Based on the closing price of our common stock on October 13, 2016 of $14.20 per share.

In addition, as of October 13, 2016, there were 3,746,829 shares remaining available for future issuance under our 2007 Plan. Taking into account this amount and the foregoing information, the board of directors determined that the 2016 Plan should not result in an increase to the number of shares that will be available for equity compensation grants. Rather, the 2016 Plan will reserve for issuance the same number of shares that currently remain available under the 2007 Plan, and without factoring in the annual increase that would apply under the 2007 Plan (were it to remain effective) in July 2017.

Taking into account our recent annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted during the year, excluding unearned stock price RSAs, by the number of common shares outstanding at the end of the applicable year) under the 2007 Plan of 6.3%, 3.8% and 2.6%, respectively, in each of the past three years (resulting in a three year average burn rate of 4.2%), we expect the share reserve under the 2016 Plan to provide us with enough shares for awards for approximately two to three years. This assumes that we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and is further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards under the Prior Plans, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2016 Plan could last for a shorter or longer time.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to the Company's ability to continue to attract and retain talented employees in the industry in which it competes, the Board has determined that the size of the share reserve under the 2016 Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the 2016 Plan.

Stockholder Approval Requirement

In general, stockholder approval of the 2016 Plan is necessary in order for us to meet the stockholder approval requirements of the principal securities market on which shares of our common stock are traded, and grant stock options that qualify as incentive stock options as defined under Section 422 of the Code.

In addition, although the Company has not adopted a policy that all compensation paid to executive officers must be deductible, the 2016 Plan is also intended to allow us to provide performance-based compensation that will be tax deductible without regard to the limits of Section 162(m) of the Code. Therefore, for purposes of Section 162(m) of the Code, the Company is asking stockholders to approve the list of performance criteria that may be used for purposes of granting awards that are intended to qualify as performance-based compensation under the Code, as described below under the heading "—Performance-Based Awards," in the event the Company chooses to seek to structure compensation in a manner that will satisfy the performance-based compensation exception to Section 162(m). Should the Company choose to do so, stockholder approval of such criteria would preserve the Company's ability to satisfy this exception and deduct compensation associated with future performance-based awards to certain executives. The Code limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and certain of its other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the "covered employees"). "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights that may be granted under the 2016 Plan generally should qualify as performance-based compensation. Other awards that the Company may grant under the 2016 Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the administrator of the plan. The administrator of the plan retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, they must be in amounts that are within the individual award limits set forth in the 2016 Plan and stockholders must approve the material terms of the performance goals every five years. Such approval does not guarantee that incentive compensation that the Company pays to its covered employees will qualify as performance-based compensation for purposes of Section 162(m), but will permit the administrator to seek to structure incentive compensation to meet the performance-based compensation requirements if it chooses to do so. In addition, even where compensation programs are intended to qualify as performance-based compensation for purposes of Section 162(m), there can be no guarantee that the requirements of Section 162(m) will be satisfied and that all such compensation will be deductible.

Description of the 2016 Plan

The following sets forth a description of the material features and terms of the 2016 Plan. The following summary is qualified in its entirety by reference to the full text of the 2016 Plan, which is attached hereto as Appendix A.

Authorized Shares

The 2016 Plan authorizes the issuance of the sum of:

  •
  The number of shares available for issuance under the 2007 Plan immediately prior to the effectiveness of the 2016 Plan (3,746,829 shares as of October 13, 2016); plus

  •
  any shares that are subject to an award that is outstanding under the Prior Plans as of the effective date of the 2016 Plan that subsequently expires, is forfeited or is settled in cash. As of October 13, 2016, 6,021,721 shares could become available for issuance under the 2016 Plan in respect of outstanding awards under the Prior Plans.

In no event will more than 9,768,550 shares of common stock be issuable pursuant to awards under the 2016 Plan during its ten year term. No awards will be granted under the Prior Plans following the effective date of the 2016 Plan. Shares issued under the 2016 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

Share Counting Provisions

If an award under the 2016 Plan or a Prior Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring shares covered by the award at a price not greater than the price (as adjusted to reflect any equity restructuring) paid by the participant for the shares or not issuing any shares covered by the award, the unused shares covered by the award will, as applicable, become or again be available for award grants under the 2016 Plan. In addition, except as provided below with respect to options, shares delivered to the Company to satisfy any tax withholding obligation (including shares retained by the Company from the award being purchased and/or creating the tax obligation) will, as applicable, become or again be available for award grants under the 2016 Plan. However, the 2016 Plan does not allow the share reserve to be recharged or replenished with shares that (i) are tendered or withheld to satisfy the exercise price or tax withholding obligation of an option; (ii) are subject to a stock appreciation right but are not issued in connection with the stock settlement of the stock appreciation right; or (iii) the Company purchases on the open market with cash proceeds from the exercise of options.

Dividend equivalents paid in cash will not be counted against the number of shares reserved under the 2016 Plan.

Administration

The 2016 Plan will be administered by the Committee or a subcommittee thereof (or by the Board or another Board committee as may be determined by the Board from time to time). The administrator of the 2016 Plan (the "Administrator") has the authority to determine which service providers receive awards and sets the terms and conditions applicable to the award within the confines of the 2016 Plan's terms. The Administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2016 Plan.

Award Limits

The 2016 Plan includes annual limits on awards that may be granted to any individual participant. For participants other than non-employee directors, the maximum aggregate number of shares of common stock with respect to all options and stock appreciation rights that may be granted to any one person is 2,000,000 shares per year and the maximum aggregate number of shares of common stock with respect to all restricted stock, restricted stock units and other stock or cash based awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code that may be granted to any one person is 2,000,000 shares per year. The maximum aggregate amount that may be paid in cash with respect to one or more awards payable in cash and not denominated in shares to any one person is $3,000,000 per year. These numbers may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. The maximum aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718 (or any successor thereto), of all equity and cash-based awards granted to a non-employee director for services as a director under the 2016 Plan during any fiscal year may not exceed $750,000 per year (or $1,000,000 in the fiscal year of a director's initial service). Notwithstanding the foregoing, in no event will more than the authorized number of shares available for issuance under the 2016 Plan be granted to any one person during any fiscal year of the Company.

Eligibility

Employees, consultants and non-employee directors of the Company or any of its subsidiaries are eligible to receive awards under the 2016 Plan. As of October 13, 2016, the Company and its subsidiaries had approximately 5,000 employees and eight non-employee directors who would have been eligible to receive awards under the 2016 Plan had it been in effect on such date. Based on our historical practices, consultants and other service providers are generally not considered for awards under our long-term equity incentive program.

Types of Awards

The 2016 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock or cash based awards. Awards to eligible individuals shall be subject to the terms of an individual award agreement between the Company and the individual. A brief description of each award type follows.

  •
  Stock Options.  Stock options may be granted under the 2016 Plan, including both incentive stock options and non-qualified stock options, which provide the holder a right to purchase shares of common stock at a specified exercise price. The exercise price per share for each stock option shall be set by the Administrator, but shall not be less than the fair market value on the date of the grant (or 110% of the price of an incentive stock option in the case of an individual who, on the date of the grant, owns or is deemed to own shares representing more than 10% of the stock of the Company). The term of any option award may not be longer than ten years (or five years in the case of an incentive stock option granted to a 10% stockholder of the Company). The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to the ten year limitation.

  •
  Stock Appreciation Rights.  The Administrator is authorized to grant stock appreciation rights to eligible recipients in its discretion, on such terms and conditions as it may determine, consistent with the 2016 Plan. A stock appreciation right entitles the holder to exercise the stock appreciation right to acquire shares of the Company's common stock upon exercise within a specified time period from the date of the grant. Subject to the provisions of the stock appreciation right award agreement, the recipient may receive from the Company an amount determined by multiplying the difference between the price per share of the stock appreciation right and the value of the share on the date of exercise by the number of shares of common stock subject to the award. The maximum term for which stock appreciation rights may be exercisable under the 2016 Plan is ten years.

  •
  Restricted Stock.  The Administrator may make awards of restricted stock to eligible individuals in such amounts and at purchase prices to be established by the Administrator in connection with each award. Such awards will be subject to restrictions and other terms and conditions as are established by the Administrator. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, subject to the limitations and restrictions established by the Administrator in the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award; however, dividends may be paid with respect to restricted stock with performance-based vesting only to the extent the performance conditions have been satisfied and the restricted stock vests.

  •
  Restricted Stock Units.  The 2016 Plan authorizes awards of restricted stock units to eligible individuals in amounts and at purchase prices and upon such other terms and conditions as are established by the Administrator for each award. Restricted stock unit awards entitle recipients to acquire shares of the Company's common stock in the future under certain conditions. Holders of restricted stock units generally have no rights of ownership or as stockholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant. Restricted stock units may be accompanied by the right to receive the equivalent value of dividends paid on shares of the company's common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights); however, dividend equivalents with respect to an award with performance-based vesting that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. The Administrator may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the participant's election, in a manner intended to comply with Section 409A of the Code.

  •
  Other Stock or Cash Based Awards.  Other stock or cash based awards are awards of cash, fully vested shares of the Company's common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of the Company's common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation otherwise payable to any individual who is eligible to receive awards. The Administrator will determine the terms and conditions of other stock or cash based awards, including any purchase price, performance goals (which may be based on performance criteria), transfer restrictions and vesting conditions.

Performance-Based Awards

The Administrator will determine whether specific awards are intended to constitute "qualified performance-based compensation" ("QPBC") within the meaning of Section 162(m) and even if stockholders approve the performance criteria set forth in the 2016 Plan for purposes of the QPBC exception, the Administrator may determine to pay compensation that is not QPBC under Section 162(m) and that is not deductible by reason thereof.

In order to constitute QPBC under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by the Administrator and linked to stockholder-approved performance criteria. For purposes of the 2016 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC and may be used in setting performance goals applicable to other stock or cash based awards: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders' equity, return on assets, return on capital, return on sales, gross or net profit margin, total shareholder return, internal rate of return (IRR), financial ratios (including those measuring liquidity, activity, profitability or leverage), working capital, earnings per share, price per share, market capitalization, any GAAP financial performance measures, inventory management, measures related to A/R balance and write-offs, timeliness and/or accuracy of business reporting, approval or implementation of strategic plans, financing and other capital raising transactions, debt levels or reductions, cash levels, acquisition activity, investment sourcing activity, marketing initiatives, projects or processes, achievement of customer satisfaction objectives, number of new states entered, number of new countries entered, number of new schools, number of students/new students, student retention percentage, student lifetime value, number of new courses, number of classrooms using our curriculum, curriculum enhancement and compliance with state standards, learning and content management system improvements, development and/or implementation of school initiatives and services, academic performance, training and professional development goals, state testing measures for schools and students, infrastructure scaling, new product development, business development, human capital development, human resources goals, employee satisfaction, regulatory compliance objectives, supervision of litigation and other legal matters, managing relationships with charter authorizers, charter school boards, or other organizations that influence charter schools, cost management, expense reduction goals, budget comparisons, and contract renewals, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company's performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The 2016 Plan also permits the Administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

Prohibition on Repricing

Under the 2016 Plan, the Administrator may not, without the approval of the Company's stockholders, authorize the repricing of any outstanding option or stock appreciation right to reduce its price per share, cancel any option or stock appreciation right in exchange for cash or another award when the price per share exceeds the fair market value of the underlying shares, or take any other action with respect to an option or stock appreciation right that the Company determines would be treated as a repricing under the rules and regulations of the principal U.S. stock exchange on which the shares of common stock are listed.

Certain Transactions

The Administrator has broad discretion to take action under the 2016 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting the Company's common stock, such as dividends or other distributions (whether in the form of cash, common stock, other securities, or other property), reorganizations, mergers, consolidations, change in control events and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with the Company's stockholders known as "equity restructurings," the Administrator will make equitable adjustments to outstanding awards. No adjustment or other action will be authorized for awards that are intended to qualify as QPBC, which would cause such awards to fail to continue to qualify as QPBC, unless the Administrator determines that the award should not so qualify.

Acceleration upon a Change in Control

In the event of a change in control in which outstanding awards are not continued, converted, assumed or replaced by the Company or the successor to the Company in the change in control, such awards shall become fully exercisable and all forfeiture, repurchase and other restrictions on such awards shall lapse immediately prior to the change in control.

Amendment and Termination

The Administrator may amend, suspend or terminate the 2016 Plan at any time. However, no amendment, other than an amendment that increases the number of shares available under the 2016 Plan, may materially and adversely affect an award outstanding under the 2016 Plan without the consent of the affected participant. The Board is required to obtain stockholder approval for any amendment to the 2016 Plan to the extent necessary to comply with applicable laws. The 2016 Plan provides that in no event may an award be granted pursuant to the 2016 Plan after ten years from the earlier of (i) the date the Board adopted the 2016 Plan or (ii) the date Company's stockholders approve the 2016 Plan.

Forfeiture and Claw-backs

All awards (including any proceeds, gains or other economic benefit obtained in connection with any award) made under the 2016 Plan are subject to any claw-back policy implemented by the Company, including any claw-back policy adopted to comply with the requirements of applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or award agreement.

United States Federal Income Tax Consequences

The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants' particular circumstances.

Incentive Stock Options

No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.

Non-qualified Stock Options

No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant's employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

Stock Appreciation Rights

There is expected to be no United States federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant's income.

Restricted Stock

If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant's income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Restricted Stock Units

There will be no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant's income.

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant's income.

Limitations on the Employer's Compensation Deduction

Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million, unless the compensation is performance-based, is approved by the employer's stockholders, and meets certain other criteria, as described above under the heading "—Performance-Based Awards."

Excess Parachute Payments

Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an "excess parachute payment." Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2016 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Application of Section 409A of the Code

Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, "non-qualified deferred compensation" includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and stock appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the 2016 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the 2016 Plan are not exempt from coverage. However, if the 2016 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the United States federal income tax consequences in respect of the 2016 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

The 2016 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

Plan Benefits

Except with respect to grants to certain non-employee directors pursuant to our Director Compensation Plan, the number of awards that our named executive officers, other executive officers, other employees and non-employee directors may receive under the 2016 Plan will be determined in the discretion of the Committee in the future, and the Committee has not made any determination to make future grants to any persons under the 2016 Plan as of the date of this proxy statement. Therefore, other than as set forth below, it is not possible to determine the benefits that will be received in the future by participants in the 2016 Plan or the benefits that would have been received by such participants if the 2016 Plan had been in effect in the fiscal year ended June 30, 2016. No awards have been issued under the 2016 Plan as it is not yet effective.

Name and Position	Dollar Value ($)	Number of Units

Nathaniel A. Davis Executive Chairman	0	0

Stuart J. Udell Chief Executive Officer	0	0

James J. Rhyu Executive Vice President and Chief Financial Officer	0	0

Howard D. Polsky Executive Vice President, Secretary and General Counsel	0	0

Allison Cleveland Executive Vice President, School Management and Services	0	0

Joseph P. Zarella Executive Vice President, Business Operations	0	0

All current executive officers as a group	0	0

All employees who are not executive officers	0	0

All non-employee directors as a group	700,000	48,780 (1)

(1)
Pursuant to our Director Compensation Plan, each of our non-employee directors receives an automatic annual grant of shares of restricted stock having a fair market value as of the date of grant equal to $100,000. Amount shown represents the number of restricted shares that would be granted based on the per share value of $14.35, which was the closing price of our common stock on September 30, 2016.

Stock-Based Incentive Plan Information

The following table provides certain information as of June 30, 2016, with respect to our equity compensation plans under which common stock is authorized for issuance:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by securityholders	3,439,777	$20.20	2,957,517

Equity compensation plans not approved by securityholders	—	—	—

Total	3,439,777	$20.20	2,957,517

(1)
Includes outstanding stock options and PSUs at target level.

(2)
Represents the weighted average exercise price of outstanding stock options. Does not take into consideration the shares issuable upon settlement of outstanding PSUs, which have no exercise price.

Approval of the 2016 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock represented in person or by proxy at the meeting and entitled to vote thereon.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE APPROVAL OF THE 2016 PLAN.

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITOR

Subject to stockholder ratification, the Audit Committee has appointed the firm of BDO USA, LLP, or BDO USA, as the Company's independent registered public accounting firm for fiscal 2017. Although ratification is not required by law, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of BDO USA will attend the Annual Meeting and this representative will be provided with an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders, if any.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of BDO USA as the Company's independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" RATIFICATION OF BDO USA AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees and expenses billed to us by BDO USA for fiscal years 2015 and 2016:

	2015	2016
Audit Fees	$1,107,533	$1,075,290
Audit-Related Fees	49,545	46,167
Tax Fees	—	—
All Other Fees	—	—

Total	$1,157,078	$1,121,457

Audit Fees are for professional services for the Company's annual audit, including the audit of internal control over financial reporting for fiscal 2015 and 2016, reviews of the interim financial statements included in the Company's quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit-related fees in fiscal 2015 and 2016 were for professional services associated with audits of certain managed schools and other minor matters.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by BDO USA during fiscal 2015 and 2016 were pre-approved by the Audit Committee.

PROPOSAL 5:
APPROVAL OF AN AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION

On February 4, 2016, the Board approved and recommended for stockholder approval, at the next annual meeting of stockholders, an amendment to the Company's Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to provide that any director may be removed by the holders of a majority of the voting power of the Company entitled to vote at an election of directors. Currently, the Certificate of Incorporation provides that stockholders may remove a director from office only for cause. The full text of the proposed amendment to the Certificate of Incorporation is set forth below and stockholders are being asking to approve this amendment, which requires the affirmative vote of the holders of at least 66.67% of the outstanding voting power of the Company.

In December 2015, the Delaware Court of Chancery held that if a Delaware corporation has neither a classified board of directors nor cumulative voting in the election of directors (such as the Company at this time), provisions of such a corporation's certificate of incorporation and bylaws providing that directors may be removed "only for cause" are contrary to the General Corporation Law of the State of Delaware and are therefore invalid and unenforceable. The proposed amendment to the Certificate of Incorporation is intended to conform the Certificate of Incorporation to the requirement of Delaware law, as interpreted by this ruling.

If the proposed amendment is approved, it will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. The Company intends to file with the Secretary of State of the State of Delaware a Fourth Amended and Restated Certificate of Incorporation, which restates and integrates the proposed amendment, but does not further amend the provisions of the Certificate of Incorporation.

Section A.3. of Article FIVE of the Certificate of Incorporation reads as follows before giving effect to the proposed amendment:

    "3. REMOVAL OF DIRECTORS. Subject to any limitation imposed by law, any director may be removed with cause by the holders of a majority of the voting power of the Corporation entitled to vote at an election of directors."

Pursuant to the proposed amendment, Section A.3. of Article FIVE of the Certificate of Incorporation would be deleted and replaced by the following:

    "3. REMOVAL OF DIRECTORS. Subject to any limitation imposed by law, any director may be removed by the holders of a majority of the voting power of the Corporation entitled to vote at an election of directors."

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

PROPOSAL 6:
STOCKHOLDER PROPOSAL REGARDING A REPORT ON
LOBBYING ACTIVITIES AND EXPENDITURES

Arjuna Capital (the "Proponent"), on behalf of Bertis E. Downs IV, c/o Arjuna Capital, LLC, 353 West Main Street, Durham, North Carolina 27701, has advised that Bertis E. Downs IV holds more than $2,000 of the Company's common stock, and that the Proponent intends to send a representative to introduce a proposal regarding a report on lobbying by the Company (the "Proposal") for the consideration of stockholders at the Annual Meeting, the text of which is included below. The Company is not responsible for the accuracy or content of the Proposal provided below, which in accordance with SEC rules, is reproduced verbatim as received from the Proponent.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE "AGAINST" THE PROPOSAL FOR THE REASONS STATED AFTER THE PROPOSAL BELOW.

Stockholder Proposal:

WHEREAS:    businesses have a recognized legal right to express opinions to legislators and regulators on public policy matters.

We believe in full disclosure of our company's lobbying activities and expenditures to assess whether our lobbying is in the best interests of shareholders and our stated mission "to put students first and maximize their potential to learn and achieve."

Since 2004, K12 has spent nearly 2 million dollars on state lobbying, according to the National Institute on Money in State Politics, yet over that same period, K12 stock has fallen approximately 45 percent, nearly 65 percent over the last 5 years, and 15 percent over the last year. K12 is also involved in the highly controversial American Exchange Legislative Council (ALEC), but does not disclose or explain to investors its contributions to ALEC or other lobbying groups. In 2013, ALEC put forth at least 139 bills for the benefit of K12, 31 of which were written into law to promote private, for-profit education models.

But prior to and subsequent to ALEC's model legislation campaign, K12's performance has not fallen in line with our stated mission. Bloomberg reports a 2013 National Education Policy Center study found only 27 percent of K12's online schools met Adequate Yearly Progress standards from 2010 to 2011, compared to 52 percent of public schools. And a 2016 Mercury News investigation into California Virtual Academies found fewer than half of the students graduate, less than half were proficient in reading, only a third were proficient in math, and almost none were qualified to attend the state's public universities. Mercury News also reported inflated attendance and enrollment records used to determine taxpayer funding, and charges in excess of what the schools can afford, leading lawmakers to launch a state probe.

RESOLVED:    the shareholders of K12 Inc. request the Board prepare a report, updated annually, disclosing:

  1.
  Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

  2.
  Payments by K12 used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

  3.
  K12's membership in and payments to any tax-exempt organization that writes and endorses model legislation.

  4.
  Description of the decision making process and oversight by management and the Board for making payments described in section 2 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which K12 is a member. "Direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or another relevant Board committee and posted on the company's website.

The Board of Directors' Statement in Opposition

Our Board of Directors has considered this Proposal and concluded that its adoption is unnecessary in light of the Company's existing practices regarding lobbying activities and expenditures and is not in the best interests of our stockholders. Accordingly, the Board of Directors unanimously recommends you vote "AGAINST" Proposal 6 for the following reasons.

We are committed to complying with our values, our internal policies and all applicable laws when engaging in any type of lobbying or political activity. While the Company supports and practices transparency and accountability in political spending, the Board of Directors believes that the disclosures recommended by the Proposal are unnecessary in light of the Company's existing internal policies regarding oversight of lobbying activities and expenditures, the current public availability of much of the information requested by the Proposal and the potential concerns related to enhanced disclosures.

The Company has policies in place to effectively oversee decisions regarding lobbying activities and expenditures.

The Company's Senior Vice President of Public Affairs oversees our participation in the U.S. political process, the Company's compliance with federal, state and local laws governing lobbying activities and campaign contributions and the Company's expenditures made to trade associations and other nonprofits engaged in public policy advocacy. Any request for the Company to make a political contribution must be submitted in writing to the Senior Vice President of Public Affairs. The written request must specify the amount, purpose and diligence efforts that have been made to ensure that the contribution will satisfy applicable legal requirements and is consistent with the Company's strategic priorities and goals. If the Senior Vice President of Public Affairs approves the requested contribution, the request shall then be reviewed for compliance with applicable federal and/or state law by the Legal Department. Upon obtaining both approvals, the employee shall notify the Finance Department of the approved contribution in writing prior to the release of any Company funds or provision of anything of value to the political organization. Further, any political contribution by the Company of over $100,000 requires approval by the Company's Board of Directors. In addition, the Board of Directors receives quarterly updates concerning the Company's political spending activities.

The Company participates in the U.S. political process to the benefit of its stakeholders.

The Board of Directors believes it is in the best interests of our stockholders for the Company to participate in the political process. We are highly regulated by both the states in which we operate and by federal laws. The authority to operate a virtual or blended public school is dependent on the laws and regulations of each state, which vary significantly from one state to the next and are constantly evolving. Additionally, our curriculum and management services are often governed and overseen by non-profits or local or state education agencies, such as independent public charter school boards, local school districts or state education authorities. Certain federal laws also govern the day-to-day educational services we provide. As a result, the Company has a responsibility to our customers, stockholders and other stakeholders to be an active participant in the political process, to inform policy and decision makers of our views on issues and to develop and maintain strong working relationships with governmental decision makers.

The Company actively reviews and discusses existing and upcoming policy changes and regulatory initiatives and takes part in industry dialogue and lobbying efforts related to those issues that are of high importance to the Company's success and the concerns of the stakeholders. While the Proponent claims that lobbying exposes our

Company to risks, we believe that the failure to engage in critical public policy developments that impact our business would present a far greater risk to stockholders' interests.

The Company already provides substantial disclosure regarding its lobbying expenditures.

Political activities of all types are subject to extensive governmental regulation and public disclosure requirements, and the Company is fully committed to complying with all applicable U.S. state and federal laws governing its lobbying activities. The Board of Directors believes these disclosure requirements provide transparency of our lobbying activities to the general public, including our stockholders. Specifically, the Company, through its agents:

  •
  files regular, publicly available reports with the U.S. House of Representatives and the U.S. Senate disclosing overall federal lobbying expenses, the specific legislative and regulatory issues that were the subject of the Company's federal lobbying efforts, the houses of Congress and federal agencies lobbied by the Company and the names of those individuals lobbying on behalf of the Company; and

  •
  files regular, publicly available reports with state agencies which disclose the Company's state lobbying activities according to pertinent state laws.

Providing additional disclosure of the Company's lobbying expenditures would not be in the best interests of the Company or its stockholders.

The expanded disclosure requested by this Proposal could place the Company at a competitive disadvantage by revealing strategies and priorities designed to protect the economic future of the Company, its stockholders and employees. Because parties with interests adverse to the Company also participate in the political process to their business advantage, any unilateral expanded disclosure could benefit these parties with interests adverse to the Company, while harming the interests of the Company and its stockholders.

Additionally, requiring the Company to specifically disclose payments made to industry associations may be misleading to stockholders. Membership in these associations comes with the understanding that we may not always agree with all of the positions of the associations or other members of such groups. As a result, such disclosure is not necessarily indicative of our position on any particular issue.

For the reasons set forth above, the Board of Directors believes that the adoption of the Proposal is unnecessary, would not provide any meaningful benefit to stockholders and is not in the best interests of our stockholders.

The academic progress and success of the schools and students we serve are reviewed annually in our Academic Reports.

Each year we publish an Academic Report available through our website that discloses the academic progress of the schools we serve and the results of student testing in reading and mathematics, based on nationally recognized tests. Our Academic Reports show test results, broken down state by state and school by school, that we use to improve our academic offerings and school management services on a continuous basis. We believe that the performance of our schools compares favorably to most of the public school options available to our students, particularly as the student population we serve has shifted toward those who have struggled at underperforming public schools.

None of the allegations raised by the Proponent support its Proposal to require additional disclosure regarding the Company's lobbying activities.

The Adequate Yearly Progress tests referenced by the Proponent, widely adopted under the now repealed and amended No Child Left Behind Act, are now recognized as having substantially less value in assessing the quality of an education provided to disadvantaged students, and have been replaced by a majority of state authorities in recent years.

The Proponent's references to the Mercury News articles similarly miss the mark, as the Company has successfully resolved all issues raised by the California Attorney General's office and the California Virtual Academy schools are enrolling more students for the 2016 - 2017 school year than before.

The Proponent's Proposal could put the Company at a competitive disadvantage and its adoption is unnecessary in light of the Company's existing disclosure regarding lobbying activities and expenditures and is not in the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL 6 REGARDING A REPORT ON LOBBYING ACTIVITIES AND EXPENDITURES.

AUDIT COMMITTEE REPORT

In accordance with a written charter adopted by the Board of Directors, the Audit Committee, or the "Committee", assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes and its internal audit function. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and for assessing the effectiveness of the Company's internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing reports thereon.

In this context, the Committee has met and held discussions with management and the independent auditors, as well as legal counsel. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board.

In addition, the Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence and has discussed with the independent auditors the auditors' independence from the Company and its management.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company for the fiscal year ended June 30, 2016, in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the SEC on August 9, 2016. The Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of BDO USA as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017, and the Board of Directors accepted its recommendation.

Members of the Audit Committee
Steven B. Fink (Chairman) Guillermo Bron Fredda J. Cassell

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 19, 2016, certain information with respect to the beneficial ownership of Common Stock by each beneficial owner of more than 5% of the Company's voting securities (based solely on review of filings with the SEC), each director and each named executive officer and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Company's voting securities. As of October 19, 2016, 40,659,472 shares of our Common Stock were issued and outstanding.

Unless otherwise noted, the address for each director and executive officer is c/o K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171.

	Shares Beneficially Owned (1)

		Percent

Stuart J. Udell (2)	609,181	1.50%

James J. Rhyu (3)	296,683	*

Lynda B. Cloud (4)	117,753	*

Howard D. Polsky (5)	119,306	*

Allison Cleveland (6)	111,924	*

Joseph P. Zarella (7)	123,364	*

Nathaniel A. Davis (8)	1,501,748	3.63%

Craig R. Barrett (9)	33,805	*

Guillermo Bron (10)	43,313	*

Fredda J. Cassell (11)	22,920	*

Adam L. Cohn (12)	32,172	*

John M. Engler (13)	28,494	*

Steven B. Fink (14)	132,601	*

Jon Q. Reynolds, Jr. (15)	4,031,232	9.91%

Andrew H. Tisch (16)	431,631	1.06%

All Directors and Executive Officers as a Group (15 persons) (17)	7,636,127	18.34%

Technology Crossover Ventures (18)	4,031,232	9.91%

Highland Global Allocation Fund (19)	2,676,158	6.58%

BlackRock, Inc. (20)	2,229,546	5.48%

*
Denotes less than 1%.

(1)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person or entity exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person or entity includes shares of Common Stock subject to options held by that person or entity that are currently exercisable or exercisable within 60 days of October 19, 2016 and not subject to repurchase as of that date. Shares issuable pursuant to options are deemed outstanding for calculating the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person.

(2)
Includes 445,708 unvested shares of restricted Common Stock that are subject to forfeiture.

(3)
Includes 188,400 unvested shares of restricted Common Stock that are subject to forfeiture.

(4)
Includes 74,800 unvested shares of restricted Common Stock and 30,000 shares of Common Stock underlying options that are currently exercisable or exercisable within 60 days of October 19, 2016. The unvested shares of restricted Common Stock are subject to forfeiture.

(5)
Includes 69,400 unvested shares of restricted Common Stock that are subject to forfeiture.

(6)
Includes 76,000 unvested shares of restricted Common Stock and 5,600 shares of Common Stock underlying options that are currently exercisable or exercisable within 60 days of October 19, 2016. The unvested shares of restricted Common Stock are subject to forfeiture.

(7)
Includes 79,800 unvested shares of restricted Common Stock and 30,000 shares of Common Stock underlying options that are currently exercisable or exercisable within 60 days of October 19, 2016. The unvested shares of restricted Common Stock are subject to forfeiture.

(8)
Includes 373,626 unvested shares of restricted Common Stock and 682,481 shares of Common Stock underlying options that are currently exercisable or exercisable within 60 days of October 19, 2016. The unvested shares of restricted Common Stock are subject to forfeiture.

(9)
Includes 18,981 unvested shares of restricted Common Stock that are subject to forfeiture.

(10)
Includes 18,981 unvested shares of restricted Common Stock and 7,000 shares of Common Stock underlying options that are currently exercisable or exercisable within 60 days of October 19, 2016. The unvested shares of restricted Common Stock are subject to forfeiture.

(11)
Includes 18,287 unvested shares of restricted Common Stock that are subject to forfeiture.

(12)
Includes 18,981 unvested shares of restricted Common Stock that are subject to forfeiture.

(13)
Includes 18,981 unvested shares of restricted Common Stock that are subject to forfeiture.

(14)
Includes 18,981 unvested shares of restricted Common Stock and 7,000 shares of Common Stock underlying options that are currently exercisable or exercisable within 60 days of October 19, 2016 held by the S&C Fink Living Trust. The unvested shares of restricted Common Stock are subject to forfeiture. Mr. Fink has voting and investment control with respect to the securities held by S&C Fink Living Trust.

(15)
Consists of shares of Common Stock held by Technology Crossover Ventures, as set forth in note 18 below, and includes 18,981 unvested shares of restricted Common Stock that are subject to forfeiture.

(16)
Includes 18,981 unvested shares of restricted Common Stock and 10,000 shares of Common Stock underlying options that are currently exercisable or exercisable within 60 days of October 19, 2016. The unvested shares of restricted Common Stock are subject to forfeiture. Also includes 244,882 shares of Common Stock held by the Andrew H. Tisch 1991 Trust #2, 35,711 shares of Common Stock held by the KAL Family Partnership and 35,711 shares of Common Stock held by the KSC Family Partnership. Mr. Tisch has voting and investment control with respect to the shares held by each of these entities.

(17)
Includes 1,458,888 unvested shares of restricted Common Stock and 772,081 shares of Common Stock underlying options that are currently exercisable or exercisable within 60 days of October 19, 2016. The unvested shares of restricted Common Stock are subject to forfeiture.

(18)
The aggregate beneficial ownership amount is presented for these purposes on the basis of the maximum number of shares beneficially owned by all of the members of the filing group. Includes 2,617,727 shares of Common Stock held by TCV VII, L.P., or TCV VII, 1,359,447 shares of Common Stock held by TCV VII(A), L.P., or TCV VII (A), 22,826 shares of Common Stock held by TCV Member Fund, L.P., or the Member Fund, and which we refer to collectively with TCV VII and TCV VII (A), as the TCV Funds, and 12,687 unvested shares of restricted Common Stock issued to TCV for Jon Q. Reynolds, Jr.'s participation on the Board of Directors. The unvested shares of restricted Common Stock are subject to forfeiture. The TCV Funds are organized as "blind pool" partnerships in which the limited partners have no discretion over investment or sale decisions, are not able to withdraw from the TCV Funds, except under exceptional circumstances, and generally participate ratably in each investment made by the TCV Funds. Technology Crossover Management VII, L.P., or TCM VII, is the direct general partner of TCV VII and TCV VII (A). Technology Crossover Management VII, Ltd., or Management VII, is the direct general partner of TCM VII, the ultimate general partner of TCV VII and TCV VII (A), and a general partner of the Member Fund. Jon Q. Reynolds, Jr., a director of the Company and a Class A Director of Management VII, together with nine other individual Class A Directors of Management VII, which we refer to collectively as the Management VII Members, share voting and dispositive power with respect to the shares beneficially owned by the TCV Funds. Mr. Reynolds and each of the Management VII Members are also limited partners of TCM VII and Member Fund. Management VII, TCM VII and each of the Management VII Members disclaim beneficial ownership of any shares held by the TCV Funds except to the extent of their respective pecuniary interests. The address for Technology Crossover Ventures is 528 Ramona Street, Palo Alto, CA 94301.

(19)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 11, 2016. The address for Highland Global Allocation Fund is 300 Crescent Court, Suite 700, Dallas, TX 75201.

(20)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on January 26, 2016. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16 of the Exchange Act requires directors and executive officers and persons, if any, owning more than 10% of a class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's equity and equity derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with on a timely basis during fiscal 2016, except for a Form 4 for Mr. Davis that was filed late on September 10, 2015 due to an administrative error.

INTEREST OF CERTAIN PERSONS IN
MATTERS TO BE ACTED ON

No director or executive officer of K12 who has served in such capacity since July 1, 2015, or any associate of any such director or officer, to the knowledge of the executive officers of K12, has any material interest, direct or indirect, through security holdings or otherwise, in any matter proposed to be acted on at the Annual Meeting, which is not shared by all other stockholders or as is otherwise described in this Proxy Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC's rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company's stockholders. The Company has delivered only one Proxy Statement and Annual Report to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations, or call us at 703-483-7000.

Stockholders sharing an address can request delivery of a single copy of the Annual Meeting materials, if they are currently receiving multiple copies of the Annual Meeting materials, by writing to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations, or call us at 703-483- 7000.

PROPOSALS BY OUR STOCKHOLDERS

Stockholder proposals intended for inclusion in next year's proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to October 28, 2017. Accordingly, stockholder proposals must be received no later than June 30, 2017. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Additionally, our Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Accordingly, for our 2017 Annual Meeting of Stockholders, any notification must be made no earlier than August 17, 2017 and no later than September 16, 2017. If during the prior year we did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before we mail our proxy materials for the current year. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that the Company filed with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 100 F Street, NE, Washington, DC 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from the Company, without charge, a copy of the Company's Annual Report on Form 10-K for fiscal 2016, by written request addressed to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.

In order to obtain any documents you request from the Company in time for the Annual Meeting, you must request the documents from the Company by Thursday, December 8, 2016, which is five business days prior to the date of the Annual Meeting.

You should rely only on the information contained in this document to vote your shares of Common Stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated as of October 28, 2016. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

APPENDIX A

K12 INC.
2016 INCENTIVE AWARD PLAN

ARTICLE I.

PURPOSE

            The Plan's purpose is to enhance the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.

ELIGIBILITY

            Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.

ADMINISTRATION AND DELEGATION

            3.1    Administration.    The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator's determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

            3.2    Appointment of Committees.    To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.

STOCK AVAILABLE FOR AWARDS

            4.1    Number of Shares.    Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Effective Date, the Company will cease granting awards under the Prior Plans; however, Prior Plan Awards will remain subject to the terms of the applicable Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

            4.2    Share Recycling.    Except as provided in Section 4.3 below, if all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. Further, except as provided in Section 4.3 below with respect to Options, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Prior Plan Award being purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.

            4.3    Limitation on Share Recycling.    Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant and shall not be available for future grants of Awards:

                (a)       Shares tendered by a Participant or withheld by the Company in payment of the exercise price or to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award that is an Option;

                (b)       Shares subject to a Stock Appreciation Right that are not issued in connection with the settlement of the Stock Appreciation Right on exercise thereof; and

                (c)       Shares purchased on the open market with the cash proceeds from the exercise of Options.

            4.4    Incentive Stock Option Limitations.    Notwithstanding anything to the contrary herein, no more than 9,768,550 Shares may be issued pursuant to the exercise of Incentive Stock Options.

            4.5    Substitute Awards.    In connection with an entity's merger or consolidation with the Company or the Company's acquisition of an entity's property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

            4.6    Non-Employee Director Compensation.    Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $750,000 increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee Director. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

 ARTICLE V.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

            5.1    General.    The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

            5.2    Exercise Price.    The Administrator will establish each Option's and Stock Appreciation Right's exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, if on the last day of the term of an Option or Stock Appreciation Right the Fair Market Value of one Share exceeds the applicable exercise or base price per Share, the Participant has not exercised the Option or Stock Appreciation Right and remains employed by the Company or one of its Subsidiaries and the Option or Stock Appreciation Right has not expired, the Option or Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with its exercise. In such event, the Company shall deliver to the Participant the number of Shares for which the Option or Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

            5.3    Duration.    Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable current or former Service Provider due to any Company insider trading policy (including blackout periods) or a "lock-up" agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right unless the exercise would violate an Applicable Law. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right to exercise the Option or Stock Appreciation Right, as applicable, may be terminated by the Company and the Company may suspend the Participant's right to exercise the Option or Stock Appreciation Right when it reasonably believes that the Participant has participated in any such violation. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the termination of his or her employment or other relationship by the Company or any of its Subsidiaries for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise the Option or Stock Appreciation Right, as applicable, shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant's employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise the Option or Stock Appreciation Right, as applicable, shall terminate immediately upon the effective date of such termination of employment or other relationship).

            5.4    Exercise.    Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

            5.5    Payment Upon Exercise.    Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

                (a)       cash, wire transfer of immediately available funds or by check payable to the order of the Company; provided, that, the Company may limit the use of one of the foregoing exercise methods if one or more of the exercise methods below is permitted;

                (b)       if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant's delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

                (c)       to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

                (d)       to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option's exercise valued at their Fair Market Value on the exercise date;

                (e)       to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

                (f)        to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI.

RESTRICTED STOCK; RESTRICTED STOCK UNITS

            6.1    General.    The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to forfeiture or the Company's right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

            6.2    Restricted Stock.

                (a)       Dividends.    Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise and subject to the provisions of this Section 6.2(a) below, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, dividends with respect to an Award of Restricted Stock with performance-based vesting shall either (i) not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related shares of Restricted Stock. All such dividends shall be paid as soon as administratively practicable following the time the applicable Restricted Stock vests and becomes non-forfeitable or such later time as may be set forth in the Award Agreement.

                (b)       Stock Certificates.    The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

            6.3    Restricted Stock Units.

                (a)       Settlement.    The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant's election, in a manner intended to comply with Section 409A.

                (b)       Stockholder Rights.    A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

                (c)       Dividend Equivalents.    If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award of Restricted Stock Units with performance-based vesting shall either (i) not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related Restricted Stock Units. All such Dividend Equivalents shall be paid as soon as administratively practicable following the time the applicable Restricted Stock Unit vests and becomes non-forfeitable or such later time as may be set forth in the Award Agreement.

ARTICLE VII.

OTHER STOCK OR CASH BASED AWARDS

            Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE VIII.

ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

            8.1    Equity Restructuring.    In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award's exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

            8.2    Corporate Transactions.    In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

                (a)       To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant's rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant's rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

                (b)       To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

                (c)       To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

                (d)       To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

                (e)       To replace such Award with other rights or property selected by the Administrator; and/or

                (f)        To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

            8.3    Acceleration Upon a Change in Control.    Notwithstanding anything in Section 8.2 to the contrary, and except as may otherwise be provided in any applicable Award Agreement or other written agreement between the Company or any of its Subsidiaries and a Participant, if a Change in Control occurs and Awards are not continued, converted, assumed, or replaced by (i) the Company or a Subsidiary or (ii) a Successor Entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.

            8.4    Administrative Stand Still.    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

            8.5    General.    Except as expressly provided in the Plan or the Administrator's action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator's action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award's grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company's right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.

GENERAL PROVISIONS APPLICABLE TO AWARDS

            9.1    Transferability.    Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator's consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant's authorized transferee that the Administrator specifically approves.

            9.2    Documentation.    Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

            9.3    Discretion.    Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

            9.4    Termination of Status.    The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant's Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

            9.5    Withholding.    Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant's Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the minimum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company; provided, that, the Company may limit the use of one of the foregoing methods if one or more of the exercise methods below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Award and that the broker has been directed to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company's retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant's behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant's acceptance of an Award under the Plan will constitute the Participant's authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

            9.6    Amendment of Award; Prohibition on Repricing.    The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant's consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant's rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Other than pursuant to Sections 8.1 and 8.2, the Administrator shall not without the approval of the Company's stockholders (a) lower the exercise price per Share of an Option or Stock Appreciation Right after it is granted, (b) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award, or (c) take any other action with respect to an Option or Stock Appreciation Right that the Company determines would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

            9.7    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company's satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company's inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

            9.8    Acceleration.    The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

            9.9    Additional Terms of Incentive Stock Options.    The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option's grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive

Stock Option fails or ceases to qualify as an "incentive stock option" under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an "incentive stock option" under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE X.

MISCELLANEOUS

            10.1    No Right to Employment or Other Status.    No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

            10.2    No Rights as Stockholder; Certificates.    Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

            10.3    Effective Date and Term of Plan.    The Plan will become effective on the date it is approved by the Company's stockholders (the "Effective Date") and, unless earlier terminated by the Board, will remain in effect until the tenth anniversary of the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company's stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company's stockholders, the Plan will not become effective, no Awards will be granted under the Plan and the Prior Plans will continue in full force and effect in accordance with their terms.

            10.4    Amendment of Plan.    The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant's consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

            10.5    Provisions for Foreign Participants.    The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

            10.6    Section 409A.

                (a)       General.    The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant's consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award's grant date. The Company makes no representations or warranties as to an Award's tax treatment under Section 409A or otherwise. The

    Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant "nonqualified deferred compensation" subject to taxes, penalties or interest under Section 409A.

                (b)       Separation from Service.    If an Award constitutes "nonqualified deferred compensation" under Section 409A, any payment or settlement of such Award upon a termination of a Participant's Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant's "separation from service" (within the meaning of Section 409A), whether such "separation from service" occurs upon or after the termination of the Participant's Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a "termination," "termination of employment" or like terms means a "separation from service."

                (c)       Payments to Specified Employees.    Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of "nonqualified deferred compensation" required to be made under an Award to a "specified employee" (as defined under Section 409A and as the Administrator determines) due to his or her "separation from service" will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such "separation from service" (or, if earlier, until the specified employee's death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of "nonqualified deferred compensation" under such Award payable more than six months following the Participant's "separation from service" will be paid at the time or times the payments are otherwise scheduled to be made.

            10.7    Limitations on Liability.    Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan's administration or interpretation, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Administrator's approval) arising from any act or omission concerning this Plan unless arising from such person's own fraud or bad faith.

            10.8    Lock-Up Period.    The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities, whether subject to outstanding Awards or otherwise, during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter (the "Lock-Up Period"). The Company may impose stop-transfer instructions with respect to Shares subject to the foregoing prohibitions until the end of the Lock-Up Period and these restrictions will be binding on the applicable Participant. Further, each Participant shall, if so requested by any underwriter representative, execute a customary lock-up agreement which shall provide such terms as such underwriter representative may in its discretion request, including, without limitation the prohibition on sale and transfer during the Lock-Up Period described in this Section 10.8.

            10.9    Data Privacy.    As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant's participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant's name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the "Data"). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant's participation in the Plan, and the

Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant's country, or elsewhere, and the Participant's country may have different data privacy laws and protections than the recipients' country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant's participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant's participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant's ability to participate in the Plan and, in the Administrator's discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

            10.10    Severability.    If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

            10.11    Governing Documents.    If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

            10.12    Governing Law.    The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state's choice-of-law principles requiring the application of a jurisdiction's laws other than the State of Delaware.

            10.13    Claw-back Provisions.    All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

            10.14    Titles and Headings.    The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan's text, rather than such titles or headings, will control.

            10.15    Conformity to Securities Laws.    Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

            10.16    Relationship to Other Benefits.    No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

            10.17    Broker-Assisted Sales.    In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker's fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant's applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant's obligation.

            10.18    Section 162(m) Limitations.

                (a)       Individual Award Limitations.    Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 8, (i) the maximum aggregate number of Shares with respect to one or more Awards of Options or Stock Appreciation Rights that may be granted to any one person during any fiscal year of the Company shall be 2,000,000; (ii) the maximum aggregate number of Shares with respect to one or more Awards of Restricted Stock, Restricted Stock Units, or Other Stock or Cash Based Awards that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Compensation") and are denominated in Shares that may be granted to any one person during any fiscal year of the Company shall be 2,000,000; and (iii) the maximum amount of cash that may be paid in cash to any one person during any fiscal year of the Company with respect to one or more Awards payable in cash and not denominated in Shares shall be U.S. $3,000,000; provided, however, that in no event will more than the Overall Share Limit be granted to any one person during any fiscal year of the Company with respect to one or more Awards denominated in Shares. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the award limits above. Each of the limitations in this Section, other than the Overall Share Limit, shall be multiplied by two (2) with respect to Awards denominated in Shares granted to a Participant and Awards paid in cash to a Participant during the first fiscal year in which the Participant commences employment with the Company and/or its Subsidiaries.

                (b)       Committee Composition.    To the extent an Award is intended to qualify as Performance-Based Compensation, the Administrator shall be a Committee and it is intended that each member of such Committee will be an "outside director" within the meaning of Section 162(m) of the Code.

                (c)       Performance-Based Compensation.    The Administrator, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. For the avoidance of doubt, nothing herein shall require the Administrator to structure any Awards in a manner intended to constitute Performance-Based Compensation and the Administrator shall be free, in its sole discretion, to grant Awards that are not intended to be Performance-Based Compensation. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements. In addition, Awards of Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards that are intended to qualify as Performance-Based Compensation shall be subject to the following provisions, which shall control over any conflicting provision in the Plan or any Award Agreement:

                        (i)  To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, no later than 90 days following the commencement of any performance period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate the Participant to receive such Award, (b) select the Performance Criteria applicable to the performance period, which Performance Criteria shall be limited to the specific performance goals set forth in the definition of Performance Criteria, (c) establish the performance goals (and any exclusions), and amounts of such Awards, as applicable, which may be earned for such performance period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each Participant for such performance period.

                        (ii)  Following the completion of each performance period, the Administrator shall certify in writing whether and the extent to which the applicable performance goals have been achieved for such performance period. In determining the amount earned under such Awards, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the performance period.

                       (iii)  Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Participant shall be determined on the basis of Applicable Accounting Standards. For this purpose, "Applicable Accounting Standards" means the U.S. Generally Accepted Accounting Principles, International Financial Reporting Standards or other accounting principles or standards applicable to the Company's financial statements under U.S. federal securities laws.

                       (iv)  No adjustment or action described in Section 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify.

ARTICLE XI.

DEFINITIONS

            As used in the Plan, the following words and phrases will have the following meanings:

            11.1    "Administrator" means the Board or a Committee to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

            11.2    "Applicable Laws" means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

            11.3    "Award" means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

            11.4    "Award Agreement" means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

            11.5    "Board" means the Board of Directors of the Company.

            11.6    "Cause" means (i) if Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term "cause" is defined (a "Relevant Agreement"), "cause" as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, Participant's (A) failure in any material respect to carry out or comply with any lawful and reasonable directive of the Board or Participant's direct supervisor; (B) willful misconduct, gross negligence or breach of fiduciary duty with respect to the Company or any of its affiliates that, in each case or in the aggregate, results in material harm to the Company or any of its affiliates; (C) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (D) unlawful use (including being under the influence) or possession of illegal drugs on the Company's (or any of its affiliate's) premises or while performing Participant's duties and responsibilities; or (v) commission of an act of fraud, embezzlement or misappropriation against the Company or any of its affiliates. Notwithstanding the foregoing, in the event of any circumstance described in clause (ii)(A) of the foregoing sentence, the Company may not terminate Participant's employment for Cause unless, to the extent such failure can be fully cured, the Company has provided Participant with at least thirty (30) days' notice of such failure and Participant has not remedied the failure within the 30-day period.(1)

            11.7    "Change in Control" means and includes each of the following:

                (a)       A transaction or series of transactions occurring after the Effective Date whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such transaction; or

                (b)       During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                (c)       The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) after the Effective Date of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

                        (i)  which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

                        (ii)  after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

            Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5).

            The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(1)
Definition consistent with last draft of Change in Control Agreement reviewed by LW.

            11.8    "Code" means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

            11.9    "Committee" means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a "non-employee director" within the meaning of Rule 16b-3; however, a Committee member's failure to qualify as a "non-employee director" within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

            11.10  "Common Stock" means the common stock of the Company.

            11.11  "Company" means K12 Inc., a Delaware corporation, or any successor.

            11.12  "Consultant" means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company's securities; and (iii) is a natural person.

            11.13  "Designated Beneficiary" means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant's rights if the Participant dies or becomes incapacitated. Without a Participant's effective designation, "Designated Beneficiary" will mean the Participant's estate.

            11.14  "Director" means a Board member.

            11.15  "Disability" means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

            11.16  "Dividend Equivalents" means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

            11.17  "Employee" means any employee of the Company or its Subsidiaries.

            11.18  "Equity Restructuring" means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

            11.19  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            11.20  "Fair Market Value" means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

            11.21  "Greater Than 10% Stockholder" means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

            11.22  "Incentive Stock Option" means an Option intended to qualify as an "incentive stock option" as defined in Section 422 of the Code.

            11.23  "Non-Qualified Stock Option" means an Option not intended or not qualifying as an Incentive Stock Option.

            11.24  "Option" means an option to purchase Shares.

            11.25  "Other Stock or Cash Based Awards" means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

            11.26  "Overall Share Limit" means the sum of (i) the number of Shares available for issuance under the Prior Plans as of immediately prior to the Effective Date and (ii) any Shares which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Article IV.

            11.27  "Participant" means a Service Provider who has been granted an Award.

            11.28  "Performance Criteria" mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders' equity, return on assets, return on capital, return on sales, gross or net profit margin, total shareholder return, internal rate of return (IRR), financial ratios (including those measuring liquidity, activity, profitability or leverage), working capital, earnings per Share, price per Share, market capitalization, any GAAP financial performance measures, inventory management, measures related to A/R balance and write-offs, timeliness and/or accuracy of business reporting, approval or implementation of strategic plans, financing and other capital raising transactions, debt levels or reductions, cash levels, acquisition activity, investment sourcing activity, marketing initiatives, projects or processes, achievement of customer satisfaction objectives, number of new states entered, number of new countries entered, number of new schools, number of students/new students, student retention percentage, student lifetime value, number of new courses, number of classrooms using our curriculum, curriculum enhancement and compliance with state standards, learning and content management system improvements, development and/or implementation of school initiatives and services, academic performance, training and professional development goals, state testing measures for schools and students, infrastructure scaling, new product development, business development, human capital development, human resources goals, employee satisfaction, regulatory compliance objectives, supervision of litigation and other legal matters, managing relationships with charter authorizers, charter school boards, or other organizations that influence charter schools, cost management, expense reduction goals, budget comparisons, and contract renewals, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), in accordance with accounting principles established by the International Accounting Standards Board ("IASB Principles"), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

            11.29  "Plan" means this 2016 Incentive Award Plan.

            11.30  "Prior Plans" means, collectively, the K12 Inc. 2007 Equity Incentive Award Plan and any other prior equity incentive plans of the Company or its predecessor.

            11.31  "Prior Plan Award" means an award outstanding under the Prior Plans as of the Effective Date.

            11.32  "Restricted Stock" means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

            11.33  "Restricted Stock Unit" means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

            11.34  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act.

            11.35  "Section 409A" means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

            11.36  "Securities Act" means the Securities Act of 1933, as amended.

            11.37  "Service Provider" means an Employee, Consultant or Director.

            11.38  "Shares" means shares of Common Stock.

            11.39  "Stock Appreciation Right" means a stock appreciation right granted under Article V.

            11.40  "Subsidiary" means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

            11.41  "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

            11.42  "Termination of Service" means the date the Participant ceases to be a Service Provider.

            *    *    *    *    *

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 K12 INC. 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 15, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/LRN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed; FOR Proposals 2, 3, 4 and 5; and AGAINST Proposal 6. + 1. ELECTION OF DIRECTORS: For Withhold For Withhold For Withhold 01 - Craig R. Barrett 02 - Guillermo Bron 03 - Fredda J. Cassell 04 - Nathaniel A. Davis 05 - John M. Engler 06 - Steven B. Fink 07 - Jon Q. Reynolds, Jr. 08 - Andrew H. Tisch 09 - Stuart J. Udell For Against Abstain ForAgainst Abstain 2. APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY 4. RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2017 6. APPROVAL OF THE STOCKHOLDER PROPOSAL REGARDING A REPORT ON LOBBYING ACTIVITIES AND EXPENDITURES 3. APPROVAL OF THE 2016 EQUITY INCENTIVE AWARD PLAN 5. APPROVAL OF THE AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below PLEASE SIGN name(s) exactly as shown on above. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee or in another representative capacity, please add your title as such. If executed by a corporation or partnership, the Proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 9 4 2 8 2 1 02GD0B MMMMMMMMM B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2016. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: http://proxy.ir.K12.com q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — K12 INC. + 2016 ANNUAL MEETING OF STOCKHOLDERS This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders on December 15, 2016, 10:00 A.M. The undersigned stockholder of K12 Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Stuart J. Udell and Howard D. Polsky, and each of them, with the power to act without the other and with the power of substitution, as proxies (the “Proxy Holders”) and attorneys-in-fact for the undersigned, to attend the annual meeting of stockholders of the Company to be held at the law firm of Latham & Watkins LLP, located at 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on December 15, 2016, 10:00 A.M., Eastern Time, and any adjournment(s), continuation(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such annual meeting and in their discretion, to vote upon such other business as may properly come before the annual meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated but the Proxy Card is signed, this Proxy Card will be voted “FOR” the election of the Board of Directors nominees named in the proxy statement; “FOR” the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company; “FOR” the approval of the 2016 Equity Incentive Award Plan; “FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017; “FOR” the approval of the amendment to the Company’s Third Amended and Restated Certificate of Incorporation; and “AGAINST” the stockholder proposal regarding a report on lobbying activities and expenditures. Stockholders who plan to attend the annual meeting may revoke their Proxy by attending and casting their vote at the annual meeting in person. PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. The above signed hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2016 Annual Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such annual meeting. THESE PROPOSALS ARE FULLY EXPLAINED IN THE ENCLOSED NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT. Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C